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                                                                    EXHIBIT 10.7



                        BRITTANY BAY AT ANDROS ISLE, LTD.



                          LIMITED PARTNERSHIP AGREEMENT



                                 January , 1998


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                                TABLE OF CONTENTS


         SECTION 1.        DEFINITIONS AND PRINCIPLES OF CONSTRUCTION........................................1
             1.1.          DEFINED TERMS.....................................................................1
             1.2.          PRINCIPLES OF CONSTRUCTION........................................................7

         SECTION 2.        FORMATION, EXPENSE OF FORMATION...................................................8
             2.1.          FORMATION.........................................................................8
             2.2.          EXPENSES OF FORMATION AND ACQUISITION.............................................8

         SECTION 3.        NAME..............................................................................8

         SECTION 4.        PURPOSE...........................................................................8

         SECTION 5.        TERM..............................................................................9

         SECTION 6.        PRINCIPAL PLACE OF BUSINESS.......................................................9

         SECTION 7.        CAPITAL...........................................................................9
             7.1.          CAPITAL ACCOUNTS..................................................................9
             7.2.          CONTRIBUTIONS OF BUILDER.........................................................10
             7.3.          CONTRIBUTIONS OF THE LIMITED PARTNER.............................................11
             7.4.          CONTRIBUTIONS OF BAV.............................................................11
             7.5.          ADDITIONAL CONTRIBUTIONS.........................................................11
             7.6.          INTEREST ON CAPITAL..............................................................12
             7.7.          WITHDRAWALS OF CAPITAL...........................................................12
             7.8.          NEGATIVE CAPITAL ACCOUNTS........................................................12
             7.9.          INSTITUTIONAL LOANS..............................................................12
             7.10.         SEPARATE OBLIGATIONS.  ..........................................................12
             7.11.         FAILURE TO CONTRIBUTE.  .........................................................13

         SECTION 8.        ALLOCATION OF PROFITS AND LOSSES.................................................14
             8.1.          DETERMINATION....................................................................14
             8.2.          ALLOCATION OF PROFITS AND LOSSES.................................................14
             8.3.          SPECIAL ALLOCATIONS..............................................................15
             8.4.          ALLOCATION AND PROPORTION........................................................16
             8.5.          TAX STATUS.......................................................................16
             8.6.          BASIS INFORMATION................................................................16
             8.7.          TAX MATTERS PARTNER..............................................................16

         SECTION 9.        DISTRIBUTIONS, BOOKS AND RECORDS AND AUDITS......................................16
             9.1.          DISTRIBUTIONS OF NET CASH FLOW...................................................16
             9.2.          GUARANTY.........................................................................17
             9.3.          LIQUIDATING DISTRIBUTIONS........................................................18
             9.4.          BOOKS AND RECORDS................................................................18

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
             9.5.          AUDITS...........................................................................18
             9.6.          REPORTS AND STATEMENTS...........................................................19
             9.7.          LOAN TO THE PARTNERS.............................................................20

         SECTION 10.       DEVELOPMENT OF THE PROPERTY......................................................21
             10.1.         FULL COST DEVELOPMENT BUDGET.....................................................21
             10.2.         DEVELOPMENT AND MARKETING AGREEMENT..............................................21
             10.3.         BUILDER FEES.....................................................................21
             10.4.         OVERHEAD REIMBURSEMENT FEES......................................................21
             10.5.         SALES CONTRACTS..................................................................22

         SECTION 11.       MANAGEMENT.......................................................................22
             11.1.         MANAGEMENT CONCEPT...............................................................22
             11.2.         GENERAL PARTNER REPRESENTATIVES..................................................22
             11.3.         MANAGEMENT COMMITTEE MEETINGS....................................................22
             11.4.         TIME LIMITS FOR EXERCISE OF APPROVAL RIGHTS......................................23
             11.5.         STANDARDS OF APPROVAL............................................................23
             11.6.         DOCUMENT EXECUTION.  ............................................................23
             11.7.         CONTROL OF PARTNERSHIP...........................................................23
             11.8.         DESIGNATION OF PROJECT...........................................................24

         SECTION 12.       INSURANCE........................................................................24
             12.1.         INSURANCE TO BE MAINTAINED.......................................................24
             12.2.         FORM OF POLICIES.................................................................24

         SECTION 13.       DEFAULT..........................................................................25
             13.1.         BUILDER EVENTS OF DEFAULT........................................................25
             13.2.         CONSEQUENCES OF BUILDER DEFAULT..................................................26

         SECTION 14.       LIMITED PARTNERS.................................................................26
             14.1.         LIMITATION OF LIABILITIES OF LIMITED PARTNERS....................................26
             14.2.         NO CONTROL OF BUSINESS OR RIGHT TO ACT FOR PARTNERSHIP...........................26
             14.3.         NO PRIORITY......................................................................27

         SECTION 15.       SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION..................................27
             15.1.         TRANSFER OF GENERAL PARTNER'S INTEREST...........................................27
             15.2.         TRANSFER OF LIMITED PARTNERSHIP INTERESTS........................................28

         SECTION 16.       TERMINATION AND DISSOLUTION......................................................31
             16.1.         EVENTS RESULTING IN TERMINATION AND DISSOLUTION..................................31
             16.2.         MANAGEMENT DURING LIQUIDATION....................................................31
             16.3.         PARTNER'S RIGHT TO BID FOR ASSETS................................................32
             16.4.         RECONSTITUTION OF PARTNERSHIP AFTER WITHDRAWAL OF THE
                           LAST REMAINING GENERAL PARTNER...................................................32


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
             16.5.         DEATH, INCOMPETENCE, BANKRUPTCY OR DISSOLUTION OF A LIMITED PARTNER..............32

         SECTION 17.       REPRESENTATIONS AND  WARRANTIES..................................................32
             17.1.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUILDER.............................32
             17.2.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LIMITED PARTNER.................36
             17.3.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF BAV. ...............................37

         SECTION 18.       PERMITTED TRANSACTIONS AND CONFLICTS.............................................38
             18.1...........................................................................................38
             18.2...........................................................................................38

         SECTION 19.       INDEMNIFICATION AND CONTRIBUTION.................................................38
             19.1.         INDEMNIFICATION BY THE PARTNERSHIP...............................................38
             19.2.         INDEMNIFICATION BY GENERAL PARTNERS..............................................39
             19.3.         CONTRIBUTION.  ..................................................................39
             19.4.         LIABILITY OF GENERAL PARTNERS TO LIMITED PARTNER.................................39

         SECTION 20.       MISCELLANEOUS....................................................................39
             20.1.         NOTICE...........................................................................39
             20.2.         PARTITION........................................................................41
             20.3.         GOVERNING LAW....................................................................41
             20.4.         SUCCESSORS.......................................................................41
             20.5.         PRONOUNS.........................................................................41
             20.6.         CAPTIONS NOT PART OF AGREEMENT...................................................41
             20.7.         SEVERABILITY.....................................................................41
             20.8.         COUNTERPARTS.....................................................................41
             20.9.         ENTIRE AGREEMENT AND AMENDMENT...................................................41
             20.10.        EXHIBITS.........................................................................42
             20.11.        ATTORNEYS' FEES..................................................................42
             20.12.        FURTHER ASSURANCES...............................................................42
             20.13.        EQUITABLE REMEDIES...............................................................42
             20.14.        FORCE MAJEURE....................................................................42
             20.15.        NO THIRD PARTY RIGHTS............................................................42
             20.16.        BROKERS..........................................................................42
             20.17.        SURVIVAL.........................................................................42
             20.18.        RELIANCE ON EXPERTS..............................................................43
             20.19.        SUBMISSION TO JURISDICTION.......................................................43
             20.20.        REMEDIES CUMULATIVE: NO WAIVER...................................................43
             20.21.        NO WAIVER........................................................................43
             20.22.        CONFIDENTIALITY..................................................................43
             20.23.        CONSTRUCTION.....................................................................43
             20.24.        DISPUTE RESOLUTION...............................................................43
             20.25.        WAIVER OF TRIAL BY JURY..........................................................44


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                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                        BRITTANY BAY AT ANDROS ISLE, LTD.


         This Limited Partnership is entered into as of January _________, 1998, by and between ZUCKERMAN HOMES AT ANDROS ISLE, INC., a Florida corporation ("Builder") and BANKATLANTIC VENTURE PARTNERS 3, INC., a Florida corporation ("BAV") and BANKATLANTIC DEVELOPMENT CORPORATION, a Florida corporation ("Limited Partner").

         WHEREAS, the parties hereto desire to form a limited partnership under the laws of the State of Florida under the name Brittany Bay at Andros Isle, Ltd. (the "Partnership") for the term and upon the conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.

         1.1. DEFINED TERMS. Any capitalized terms used herein shall have the meaning ascribed to such capitalized terms in this Section 1.1 or as elsewhere expressly defined in this Agreement. As used in this Agreement, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

         "Act of Insolvency" shall mean, with respect to a Person, the occurrence of any of the following events (including, in the case of Person that is a general or limited partnership, the occurrence of any of the following with respect to any general partner of such Person):

                  (i) the dissolution or liquidation of such Person, except in the case of a dissolution or liquidation of a Partner contemporaneous with a Transfer permitted pursuant to Section 15;

                  (ii) the making by such Person of an assignment for the benefit of its creditors which has not been revoked or reassigned within thirty (30) days;

                  (iii) the commencement by such Person of a voluntary case under, or the entry with respect to such Person of an order for relief under, any chapter of the Federal Bankruptcy Code (as now or hereafter in effect) or the entry with respect to such Person of a similar order or decree under any federal or state law, now in existence or hereafter enacted, having the same general purpose or effect, if such order or decree shall not be vacated within thirty (30) days after the entry thereof; or

                  (iv) the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer or liquidate all or substantially all of the assets of such Person, if such appointment shall not be revoked or terminated within thirty (30) days.

         "Additional Capital" shall mean additional capital to be contributed to the Partnership required to be contributed to the Partnership as provided in
Section 7.5.

         "Additional Conditions" shall mean that (i) as to the initial contribution as set forth in 7.2.1 and 7.3.1, Builder has obtained the proper zoning, subdivision and planned unit development approvals, consents, permits and authorizations and all other permits, approvals, consents and authorizations of any type and from all governmental entities or authorities (with respect to the four (4) model lots) ("Model Lots") to be acquired by the Partnership pursuant to the Purchase Contract and the construction of the Residences thereon in the manner contemplated for the Project and/or necessary for the Partnership to obtain building permits for the construction of the Residences to be constructed on the Model Lots (subject to the payment of applicable permit fees), (ii) with respect to the additional contribution to be made pursuant to Sections 7.2.2 and 7.3.2, the Builder has obtained the proper zoning, subdivision and planned unit development approvals, consents, permits and authorizations and all other permits, approvals, consents and authorizations of any type and from all governmental entities or authorities with respect to the balance of the Lots to be acquired by the Partnership pursuant to the Purchase Contract ("Balance of the Lots") and the construction of Residences thereon in a manner contemplated for the Project and/or necessary for the Partnership to obtain building permits for the construction of the Residences (subject to the payment of applicable permit fees), (iii) the Partnership and Builder have executed the Development and Marketing Agreement, (iv) BAV has approved in writing the Full Cost Development Budget for the Project, (a copy of which is attached hereto as Exhibit D and made a part hereof), which includes among other things, the pricing of the Residences, (v) the Management Committee has approved the terms and conditions of all Property Loans (as defined in Section 7.9) as more fully described in Section 7.9, (vi) the Management Committee shall have approved the Full Cost Development Budget; and (vii) BAV shall have approved in writing the status of title, all due diligence information with respect to the Project and the plan of development for the Project.

         "Affiliate" shall mean, with respect to a Person, any Person or group or Persons which, directly or indirectly, Controls, is Controlled by or is under Common Control with, the specified Person.

         "Agreement" shall mean this Limited Partnership Agreement, as modified, supplemented or amended from time to time.

         "BAV" shall mean BankAtlantic Venture Partners 3, Inc., a Florida corporation, as a general partner.

         "BAV Adjusted Capital Contribution" shall mean the capital contributions of BAV pursuant to Section 7.4 hereof less all distributions made to BAV pursuant to Section 9.1.3 hereof.

         "BAV Capital Contribution" shall mean all capital contributed to the Partnership by BAV pursuant to this Agreement.

         "BAV Preference Amount" shall mean an amount, accruing from the Initial Contribution Date and determined from time to time, equal to ten and one-half percent (10.5%) per year (cumulative and


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compounded) of the BAV Adjusted Capital Contribution to be paid monthly in accordance with Section 9.1.1 hereof.

         "Break-up Fee" shall mean the sum of Zero Dollars ($00.00).

         "Builder Adjusted Capital Contributions" shall mean the capital contributions of Builder less all distributions made to Builder pursuant to
Section 9.1.3.

         "Builder Capital Contribution" shall mean all capital contributed to the Partnership by Builder pursuant to this Agreement.

         "Builder Preference Amount" shall mean an amount accruing from the Initial Contribution Date and determined from time to time equal to ten and one-half percent (10.5%) per year (cumulative and compounded) of the Builder Adjusted Capital Contribution to be paid monthly in accordance with Section
9.1.1 hereof.

         "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Fort Lauderdale, Florida.

         "Capital Account" shall have the meaning provided in Section 7.1.

         "Cash Flow"shall mean, for any period, the total cash receipts of the Partnership for such period including proceeds of loans to the Partnership and contributions to capital.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Control" shall mean (including, with correlative meaning, the terms "Controlling," "Controlled by" and "under Common Control with") with respect to a Person, (i) the beneficial ownership (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934) of ten percent (10%) or more of the voting securities of such Person, (ii) the status of being a director, officer, partner, executor, trustee or other fiduciary of such Person or (iii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Default Loans" shall have the meaning set forth in Section 7.11.

         "Development and Marketing Agreement" shall mean that certain development and marketing agreement by and between the Partnership and Builder or an Affiliate thereof, a copy of which is attached as Exhibit A.

         "Fiscal Year" shall mean each year ended December 31.

         "Full Cost development Budget" shall have the meaning provided in
Section 10.

         "GAO Fee" or "Builder Fee" shall mean those fees to be paid to Builder as a reimbursement of its general and administrative overhead as provided in
Section 10.3.

         "General Partners" shall mean the Builder and BAV, or any other person or entity that succeeds either of them in such capacity as permitted by this Agreement.

         "Gross Sales Price of a Residence Closed" shall mean the gross dollar amount paid or payable by purchasers pursuant to purchase contracts in connection with the sale of Residences (and related land) by the Partnership without deduction for any expenses or costs of sales, cost of construction or cost of the land, including, without limitation, interest and other carrying costs.

         "Indemnifying Partner" shall have the meaning provided in Section
19.2.1.

         "Initial Contribution Date" shall mean the date upon which BAV and the Limited Partner make their initial contribution to the Partnership and shall be the earlier to occur of (i) July 31, 1998; or (ii) a date which is the later to occur of the date upon which BAV approves or is deemed to have approved the title commitment, survey and appraisal to be prepared and delivered pursuant to
Section 17.1.11; and the satisfaction (as determined by BAV) by Builder of all of the Additional Conditions, other than the additional condition referred to in
(ii) of the definition of the Additional Conditions.

         "Interest" shall mean the entire interest a Partner has in Partnership Profits, Losses, capital and loans owed by the Partnership to such Partner.

         "Limited Partner" shall mean BankAtlantic Development Corporation, a Florida corporation, and any other person who may be admitted to the Partnership as an additional or substituted Limited Partner.

         "Limited Partner Adjusted Capital Contribution" shall mean the capital contributions of Limited Partner pursuant to Section 7.3 hereof less all distributions made to Limited Partner pursuant to Section 9.1.3 hereof.

         "Limited Partner Capital Contribution" shall mean all capital contributed to the Partnership by Limited Partner pursuant to this Agreement.

         "Limited Partner Preference Amount" shall mean an amount, accruing from the Initial Contribution Date and determined from time to time, equal to ten and one-half (10.5%) per year (cumulative and compounded) of the Limited Partner Adjusted Capital Contribution to be paid monthly in accordance with Section
9.1.1 hereof.

         "Losses" shall mean Partnership loss, deductions, credits or items thereof as described in Section 704(b) of the Code. Such term shall not include items of loss or deduction allocated pursuant to Section 8.3.3 or 8.3.4 hereafter or any amount which is subject to Section 704(c) of the Code.

         "Management Committee" shall have the meaning provided in Section 11.

         "Net Cash Flow" shall mean, for any period, Cash Flow for such period less, (i) all payments in such period of operating expenses of the Partnership, including interest on loans of the Partnership, excluding any expenses not involving cash expenditures (such as amounts charged for depreciation and amortization), (ii) all payments in such period on account of the principal amount of any loans to the Partnership, (iii) all payments in such period of expenses by the Partnership for capital expenditures in connection with the development and construction of the Partnership Property,
(iv) the payment in full of all principal and interest under any Default Loans, and (v) the Working Capital Reserve.

         "Net Profits" shall mean total gross cash receipts, excluding the proceeds of any loans or capital contributions, of the Partnership less all cash expenditures of the Partnership, excluding payments of loan principal, distributions of Net Cash Flow pursuant to Section 9.1 and the Builder Fee.

         "Notice" shall have the meaning provided in Section 20.1.

         "Overhead Reimbursement Fee" shall mean those fees to be paid to BAV as a reimbursement of the general and administrative overhead as provided in
Section 10.4.

         "Partner Nonrecourse Debt" shall have the meaning provided in Section 8.3.4.

         "Partner Nonrecourse Deduction" shall have the meaning provided in
Section 8.3.4.

         "Partner Nonrecourse Minimum Gain" shall have the meaning provided in
Section 8.3.4.

         "Partner Representative" shall have the meaning provided in Section
11.2.

         "Partners" shall refer, collectively, to the General Partners and the Limited Partner. Reference to the "Partner" shall be to any one of them.

         "Partnership" shall refer to Brittany Bay at Andros Isle, Ltd., a Florida limited partnership.

         "Partnership Act" shall mean the Revised Uniform Limited .Partnership Act of the State of Florida.

         "Permitted Encumbrances" shall mean those certain liens, charges, encumbrances, exceptions and/or reservations listed on Exhibit B hereto to which the Property is either subject at the time of its conveyance to the Partnership or to which the Property will be subject after conveyance; provided such exceptions have been approved by BAV and the Limited Partner.

         "Permitted Transfer" shall mean those transfers of Interests permitted by Sections 15.1 and 15.2 hereof.

         "Permitted Transferee" shall mean, with respect to BAV or the Limited Partner, any Person of which BAV has beneficial ownership (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934) of more than 80 percent of the Voting Interests therein, and in the case of BAV or the Limited Partner, shall specifically include BankAtlantic, F.S.B., BankAtlantic Bancorp, Inc., BFC Financial Corporation and/or any Person controlling, Controlled by, or under common Control with BAV, the Limited Partner, BankAtlantic, F.S.B., BankAtlantic Bancorp, Inc. or BFC Financial Corporation.

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Project" shall mean the ninety (90) single family duplex residential development and related amenities as described in Section 4 hereof.

         "Profits" shall mean Partnership income, gain or items thereof as described in Section 704(b) of the Code. Such term shall not include any items of income or gain specifically allocated pursuant to Sections 8.3.2, 8.3.3 or
8.3.4 hereof or any amount which is subject to Section 704(c)of the Code.

         "Property" shall mean the real property legally described on Exhibit C.

         "Regulations" shall mean the Income Tax Regulations promulgated under the Code as such Regulations may be amended from time to time.

         "Residences" shall mean the ninety (90) single family duplex residences which will be constructed on the Property in accordance with the plans and specifications as are approved in writing by the Management Committee and in accordance with all laws, ordinances, codes and regulations in effect from time to time having jurisdiction over the Property and which shall be sold to third party purchasers.

         "Residence Closed" or "Residence Closing" shall mean the closing of the sale of a Residence, and shall be deemed to occur upon the earlier of the date at which payment in full for such Residence is received by the Partnership or legal title passes from the Partnership to the purchaser and the purchase price is paid from such purchaser to the Partnership.

         "State" shall mean the State of Florida.

         "Substitute Representative" shall have the meaning provided in Section 11.2.

         "Tax Matters Partner" shall have the meaning provided in Section 8.7.

         "Transfer" shall mean any sale, assignment, pledge, encumbrance, hypothecation, disposition, gift or other transfer (or the sufferance of any of the foregoing to occur), whether voluntarily or involuntarily, by operation of law or otherwise.

         "Voting Interests" shall mean, with respect to a Person, the securities or other membership interests of all classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect the directors or Persons performing similar functions of such Person.

         "Withdrawal" shall refer to (i) the resignation of a General Partner from the Partnership, (ii) the transfer, sale, assignment, pledge, encumbrance or other disposition of a General Partner's Interest (but not any pledge or assignment by a General Partner of its beneficial interest in any fees due to it or distributions under this Agreement) other than to a Permitted Transferee, or
(iii) the dissolution (which is not followed by a reconstitution), liquidation or bankruptcy of a General Partner. For purposes of this definition, bankruptcy of a General Partner shall be deemed to occur when such General Partner is voluntarily adjudicated a bankrupt or insolvent, or seeks, consents to or does not contest the appointment of a receiver or trustee for itself or for all or any part of its property, or files a petition seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction, or makes a general assignment for the benefit of creditors, or admits in writing an inability to pay its debts as they may mature, or a petition is filed against a General Partner seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction, or a court of competent jurisdiction enters an order, judgment or decree appointing, without consent of such General Partner, a receiver or trustee for it, or for all or any part of its property, and such petition, order, judgment or decree shall not be and remain discharged or stayed within a period of thirty (30) days after its entry. "Withdraw" shall mean the taking or suffering of any action constituting a Withdrawal. Withdrawal shall not include (i) an assignment, pledge, encumbrance or transfer of a General Partner's interest in the Partnership to any entity as collateral security for any loans made to the Partnership, directly or indirectly, by such entity or any financial institution or (ii) the sale, transfer or assignment by a General Partner of its interest in the Partnership to a Permitted Transferee, provided that such General Partner remains liable for its obligations under this Agreement.

         "Working Capital Reserves" shall mean the reserves retained by the Partnership in the amount indicated under the caption "working capital reserves," or like heading, on the Full Cost Development Budget, as may be increased or decreased by the Management Committee from time to time.

         1.2.     PRINCIPLES OF CONSTRUCTION.

                  1.2.1. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  1.2.2. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.

         SECTION 2. FORMATION, EXPENSE OF FORMATION.

         2.1. FORMATION. The parties hereto hereby enter into and form the Partnership as a limited partnership for the limited purposes and scope set forth in this Agreement. The Partnership shall be governed by the Partnership Act, as from time to time amended, except as expressly provided herein to the contrary. The General Partners shall promptly file the certificate of limited partnership and such other documents in such public offices in the State or other appropriate jurisdiction as shall be required under the law of the State or that of any other jurisdiction to give effect to the provisions of this Agreement and to preserve the character of the Partnership as a limited partnership.

         2.2.     EXPENSES OF FORMATION AND ACQUISITION.

                  2.2.1. Each Partner shall bear its personal expenses incurred in connection with the acquisition of its partnership interest, except as otherwise expressly provided herein. The Partnership shall bear the expenses of its formation, including, but not limited to, filing and registration expenses in the State.

                  2.2.2. In the event this Agreement is terminated prior to the date that the initial contributions are made to the Partnership, then Builder and Guarantor shall pay to BAV the Break-up Fee (if any) within ten (10) days of the termination of the Partnership.

                  2.2.3. Normal costs associated with acquiring the Property and transferring title to the Project to the Partnership shall be paid by the Partnership.

                  2.2.4. Normal costs associated with the Partnership's sale of the Residences, including, without limitation, title costs, recording fees and transfer fees shall be paid by the Partnership, or such party dealing therewith, in accordance with the usual custom for property located in Palm Beach County, Florida.

         SECTION 3. NAME.

         The business and affairs of the Partnership shall be conducted solely under the name of "Brittany Bay at Andros Isle, Ltd." The Partnership shall execute and file all assumed or fictitious name or similar certificates required to be filed under applicable law.

         SECTION 4. PURPOSE.

         The purpose of the Partnership shall be to acquire and own the Property subject to the Permitted Encumbrances and to construct, develop, market, sell and dispose of ninety (90) Residences to be located in the Andros Isle development in Palm Beach County, Florida, and to engage in all other activities included within the scope of such acquisition, construction, development, marketing, selling and disposition. The powers and purposes of the Partnership shall be limited strictly to such acquisition, ownership, construction, development, marketing, selling and disposition of the Property and warranty work and other matters incidental to the foregoing for the production of income and profits in accordance with the terms of this Agreement. Such powers and Purposes shall not be extended by implication or otherwise except by the written agreement of the Partners, The "development and marketing of the Property" shall mean and include the payment of all ad valorem taxes, assessments and other governmental impositions relating thereto, the preparation of plans for the development of the Property, the obtaining of all zoning and other governmental approvals and authorizations necessary or appropriate to develop the Property, the obtaining of all tests and inspections necessary to develop the Property in the manner contemplated hereby, the construction of the improvements, the arranging and obtaining of financing for such development, the development of Residences and related improvements, and thereafter the marketing, sale and conveyance of such Residences to buyers.

         SECTION 5. TERM.

         The term of the Partnership shall commence on the date hereof and shall, unless sooner terminated pursuant to the terms hereof, terminate twenty
(20) years therefrom.

         SECTION 6. PRINCIPAL PLACE OF BUSINESS.

         The principal place of business of the Partnership shall be c/o Zuckerman Brothers, Inc., 6650 NW 41st Street, Coral Springs, Florida 33067, or such other place as may from time to time be determined pursuant to the terms hereof.

         SECTION 7. CAPITAL.

         7.1. CAPITAL ACCOUNTS. The Partnership shall establish and maintain for each Partner a capital account (a "Capital Account") in accordance with
Section 1.704-1(b) of the Regulations. The Capital Account of a Partner shall be increased by:

                  (i) the amount of any cash and the net fair market value of any property contributed to the Partnership by the Partner;

                  (ii)     the amount of Profits allocated to the Partner; and

                  (iii) a Partner's pro rata share (determined in the same manner as such Partner's share of Profits) of any other amount received by the Partnership during such year which is exempt from federal income tax.

         The Capital Account of a Partner shall be reduced by:

                  (i) the amount of any cash and the net fair market value of property distributed to the Partner by the Partnership;

                  (ii)     the amount of Losses allocated to the Partner; and

                  (iii) a Partner's pro rata share (determined in the same manner as such Partner's share of Losses) of any other expenditures of the Partnership which are not deductible in computing the Partnership's taxable income and not properly capitalized.

         This Section 7.1 and all other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the requirements of Section 1.704-1(b) of the Regulations. Consequently, Capital Account adjustments and any other adjustments which are required to cause Partner's Capital Accounts to be maintained in accordance with Section 1.704-1(b) of the Regulations, such as the rule of Section 1.704-1(b)(2)(d) of the Regulations which controls the Capital Account adjustments for income, gains, losses and deductions specially allocated pursuant to Section 704(c) of the Code, shall be made from time to time as necessary. The Partners shall be given Notice of any adjustments made pursuant to the preceding sentence.

         7.2. CONTRIBUTIONS OF BUILDER. The Builder shall make the following contributions to the capital of the partnership:

                  7.2.1.   On of before the Initial Contribution Date, Builder
         (i) shall be deemed to have contributed an amount equal to the expenses previously incurred by Builder on behalf of the Partnership as of the Initial Contribution Date to the extent such expenses have been approved in writing by BAV ("Initial Approved Expenses"), and (ii) shall contribute its rights and the rights of Zuckerman Brothers, Inc. ("Brothers") to acquire the Property pursuant to that certain Builder Purchase and Sale Agreement between Andros Isle Limited Partnership and The Zuckerman Group, Inc. ("Group") dated July 17, 1997 (as Group's interest have been assigned to Brothers) ("Purchase Contract"), whereupon as of the Initial Contribution Date, based on such contributions set forth in this Section 7.2.1, the Builder shall be deemed to have an initial capital contribution equal to the Initial Approved Expenses.

                  7.2.2. On or before the date that the Partnership is to acquire the Balance of the Lots pursuant to the Purchase Contract, the Builder will (i) be deemed to have contributed an amount equal to the expenses previously incurred by Builder on behalf of the Partnership from and after the Initial Contribution Date through the date that the Partnership is to acquire the Balance of the Lots to the extent that BAV has approved in writing such expenses ("Additional Approved Expenses") and (ii) shall contribute to the capital of the Partnership an amount equal to One Hundred Fifty Thousand Dollars ($150,000) less the Initial Approved Expenses and Additional Approved Expenses..

                  7.2.3. Builder shall make additional contributions to the capital of the Partnership in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) to fund any Cash Flow deficits of the Partnership plus any Additional Capital required to be contributed by the Builder to the Partnership pursuant to this Agreement. Such additional capital contributions shall be made at such times and in such amounts so as to provide sufficient Cash Flow for the Partnership to continue its operations.

         7.3. CONTRIBUTIONS OF THE LIMITED PARTNER. The Limited Partner shall make the following contributions to the Partnership:

                  7.3.1. On or before the Initial Contribution Date, provided that the Additional Conditions, other than the additional condition referred to in (ii) of the definition of the Additional Conditions have been fulfilled and provided Builder shall have made its capital contribution as required by Section 7.2.1 above, the Limited Partner shall contribute Two Hundred Fifty Thousand Dollars ($250,000) to the Partnership. The determination of whether the Additional Conditions, other than the additional condition referred to in (ii) of the definition of the Additional Conditions have been fulfilled shall be in the sole determination of the Limited Partner.

                  7.3.2. On or before the date that the Balance of the Lots are to be acquired by the Partnership and provided that the Additional Conditions have been fulfilled and the Builder shall make its Capital Contribution as required in Section 7.2.2, the Limited Partner shall contribute One Million Two Hundred Fifty Thousand Dollars ($1,250,000) to the Partnership. The determination of whether the Additional Conditions have been fulfilled shall be in the sole discretion of the Limited Partner.

                  7.3.3. The Limited Partner shall make additional contributions to the capital of the Partnership in an aggregate amount not to exceed $250,000 to fund any Cash Flow deficits of the Partnership; provided, however, that the Limited Partner shall not be required to make any such additional contribution until such time as Builder has made additional contributions to the capital of the Partnership in an aggregate amount equal to $250,000 pursuant to 7.2.3 above. The additional capital contributions of the Limited Partner shall be made at such times and in such amounts as is necessary so as to provide sufficient Cash Flow for the Partnership to continue its operations, but only after Builder has made additional contributions equal to $250,000 as provided above.

         7.4. CONTRIBUTIONS OF BAV. On or before the Initial Contribution Date, and provided that the Limited Partner shall have made its contribution pursuant to Section 7.3.1 above,

BAV shall contribute $100 to the Partnership. BAV shall receive a credit to its Capital Account equal to the aggregate amount of such capital contributions.

         7.5. ADDITIONAL CONTRIBUTIONS. In the event that additional contributions are necessary so as to provide sufficient Cash Flow for the Partnership to continue operations and the capital contributions pursuant to Sections 7.2 and 7.3 have previously been made by the respective Partners, then, at the sole option of the Management Committee, the Management Committee may notify Builder and the Limited Partner that additional contributions are required to be made to the Partnership and such additional contributions shall be made fifty percent (50%) by Builder and fifty percent (50%) by the Limited Partner. The notice from the Management Committee that additional contributions are necessary shall specify the amount due from each Partner and the date on which such additional contribution is due, which date shall not be less than fifteen (15) days from the date of such notice.

         7.6. INTEREST ON CAPITAL. Except as otherwise set forth in this Agreement, no Partner shall be paid interest on its Capital Account.

         7.7. WITHDRAWALS OF CAPITAL. Except as otherwise provided herein, no Partner may withdraw capital from the Partnership without the prior written consent of the Management Committee. No Partner shall have the right to demand or receive property other than cash in return for its capital contribution without the prior written consent of the other Partner.

         7.8. NEGATIVE CAPITAL ACCOUNTS. The obligations of the Partners to make contributions to the Partnership shall be as herein above set forth. No Partner shall have any additional obligation to make contributions to the Partnership by reason of such Partner having a negative balance in its Capital Account upon liquidation of the Partnership. Each Partner does hereby waive any rights against the other on account of such Partner having a negative Capital Account (but the foregoing shall not be deemed to limit the other contribution obligations of a Partner specifically set forth in this Section 7).

         7.9. INSTITUTIONAL LOANS. The Partnership has entered or shall enter into a loan agreement for acquisition and development financing ("A and D Loan") from BankAtlantic, a federal savings bank ("Lender") for part of the cost of acquiring and developing the Property. The Partnership has also entered or shall enter into an agreement for construction financing from Lender for the cost of constructing the homes (the "Construction Loan"). The commitment letters with respect to the A&D Loan and Construction Loan are attached hereto and made a part hereof as Exhibit E. The Construction Loan, the A and D Loan and such other loans as are approved in writing by the Management Committee (collectively the "Property Loans". Builder, its Affiliates or Persons Controlling Builder shall execute such guarantees as are required to obtain such Property Loans. The Property Loans must be without recourse to the Limited Partner and their officers, directors, agents, employees, shareholders and partners and shall have such other terms and provisions which must be reasonably acceptable to BAV. The Property Loans shall, however, be "with recourse" to the Partnership.

         7.10. SEPARATE OBLIGATIONS. The parties specifically acknowledge and agree that BAV and the Limited Partner are acting in their capacity as Partners in this Partnership pursuant to the express terms and provisions set forth in this Agreement. Notwithstanding anything contained herein to the contrary, the parties hereby acknowledge and agree that the fact that BAV and the Limited

Partner are involved in this transaction, shall not in any way affect their right and/or the right of Lender or any other Permitted Transferee of BAV or the Limited Partner to deal with the Partnership in their sole and absolute discretion in connection with any loans or other transactions which are entered into by the Partnership and Lender or any Permitted Transferee of BAV or the Limited Partner, including, but not limited to, the Property Loans ("Other Transactions"). The Property Loans are independent obligations of the Partnership (which are guaranteed by Builder) to the Lender. It is specifically acknowledged and agreed that in connection with the Other Transactions, (i) the fact that BAV and/or the Limited Partner are involved in this Partnership shall not in any way affect the obligations of the Partnership to Lender or any other Permitted Transferee of BAV or the Limited Partner pursuant to the Other Transactions, nor do the Partners or the Partnership expect to receive any concessions as the result thereof; (ii) the acts of Lender or any other Permitted Transferee of BAV or the Limited Partner pursuant to the Other Transactions are independent and separate from any obligation of BAV and/or the Limited Partner pursuant to the terms of this Agreement; and the Partners and the Partnership do hereby release, remise, acquit and forever discharge Lender and any other Permitted Transferee of BAV or the Limited Partner in connection with any claims that it is a joint venturer with the Partnership in connection with Other Transactions and that the only joint venture will be with respect to the interests of BAV and the Limited Partner pursuant to the express terms and provisions of this Agreement. Additionally, the Partners and the Partnership do hereby remise and release Lender and any Permitted Transferee of BAV or the Limited Partner in connection with any claim for lender liability or claims that such Partners or the Partnership would be entitled to concessions, extensions or otherwise be entitled to rights which are not expressly provided for as being the obligation of Lender or any Permitted Transferee of BAV or the Limited Partner pursuant to the express terms of such Other Transactions. The Partners and the Partnership acknowledge and agree that Lender and any other Permitted Transferee of BAV or the Limited Partner shall have the right, in their sole and absolute discretion, to enforce the terms and provisions of all such Other Transactions acting in its sole and best interest as it determines, in its sole and absolute discretion, without regard to the fact that BAV and/or the Limited Partner are partners in the Partnership.

         7.11. FAILURE TO CONTRIBUTE. In the event that any Partner shall fail to make all or any portion of such Partner's required capital contribution to the capital of this Partnership as set forth in this Agreement within seven
(7) days after written notice by any General Partner that such capital contribution is due, then such Partner shall be "in default" of this Agreement ("Defaulting Partner"). In the event of such default, the other Partners shall have the right (but not the obligation) to elect to convert the capital contribution which it made to a loan and to advance as a loan to the Partnership the amount equal to the capital contribution that such Defaulting Partner failed to make (collectively "Default Loan"). The Partners electing to make such Default Loan hereunder are hereinafter referred to as "Lending Partners." The Lending Partners shall determine amongst themselves the proportion in which the Default Loan shall be made, or, if they fail to agree, then pro rata based on their relative percentage Interests in the Partnership. In the event the Lending Partners have advanced such monies as a Default Loan to the Partnership, then and in such event, the following shall be applicable, (i) such Default Loan shall be a demand loan which shall bear interest at eighteen percent (18%) per annum ("Default Rate"); (ii) all monies paid as repayment of such Default Loan shall first be applied to the costs and expenses of the Lending Partners, including attorneys' fees and costs with respect to such Default Loan which shall bear interest at the Default Rate from and after the date any such expenses are incurred to and through the date such monies are repaid, secondly toward accrued and unpaid interest and finally, toward the outstanding principal balance; (iii) interest on the Default Loan shall be due and payable monthly and all such interest shall be deemed an expense of the Partnership, which monthly interest payment to the Partners hereby agree shall be paid by the Partnership, which monthly interest payment the Partners hereby agree shall be paid by the Partnership and such monthly obligation shall be set forth on all budgets, projections of the Partnership; and (iv) the Default Loan may be called in whole or in part at any time.

                  The remedies heretofore set forth are in addition to and not in lieu of any and all other legal and equitable remedies that may be available to the Partnership and/or the Lending Partners in the event of a default by any Defaulting Partner, including, but not limited to, the right of the Builder to sue the Limited Partner for compensatory damages in the event that the Limited Partner shall wrongfully fail to contribute the contributions required to be contributed by the Limited Partner pursuant to Sections 7.3.1 and 7.3.2 to the extent the Additional Conditions have been satisfied as provided in those Sections. With respect to the foregoing remedies, the Lending Partners and the Partnership shall have the right to pursue same on a cumulative basis, no action seeking any single remedy constituting an election or in any way precluding the Lending Partners or the Partnership from simultaneously or thereafter pursuing any other remedies.

         SECTION 8. ALLOCATION OF PROFITS AND LOSSES.

         8.1. DETERMINATION. The Profits and Losses of the Partnership shall be determined for each Fiscal Year in accordance with the method of accounting selected by the Management Committee and otherwise in accordance with income tax accounting principles and procedures as provided in the Code, applied in a consistent manner.

         8.2. ALLOCATION OF PROFITS AND LOSSES. Subject to Section 8.3, Profits and Losses shall be allocated among the Partners at the end of each Fiscal Year in the following manner:

                  8.2.1. Losses shall be allocated to the Partners on a pro rata basis in accordance with respective positive Capital Account balances of the Partners until capital Account balances are zero and thereafter 60% to Builder, 39.9% to the Limited Partner and .1% to BAV.

                  8.2.2. Profits shall be allocated among the Partners in the following order of priority:

                           8.2.2.1. First, Profits shall be allocated to each
                  Partner until the cumulative Profits allocated to each Partner pursuant to this Section 8.2.2.1 equals the cumulative Losses allocated to each Partner pursuant to Section 8.2.1, in the order and amounts in which such losses were previously allocated.

                           8.2.2.2. Second, Profits in an amount equal to the
                  cumulative amount of Net Cash Flow previously distributed to the Limited Partner and BAV pursuant to Section 9.1.1, reduced by the cumulative amount of Profits previously allocated to the Limited Partner and BAV pursuant to this Section 8.2.2.2, shall be allocated to the Limited Partner and BAV.

                           8.2.2.3. Third, all remaining Profits shall be
                  allocated to the Partners in amounts equal to distributions of Net Cash Flow made pursuant to Section 9.1.4 hereof inclusive of Net Cash Flow otherwise distributed to Builder but which was retained by the Partnership to meet Working Capital Reserves, reduced by the cumulative amount of Profits previously allocated to Builder pursuant to this Section 8.2.2.3, shall be allocated to Builder.

                           8.2.2.4. To the extent there are Profits to be
                  allocated in an amount greater than the allocations required by Sections 8.2.2.1 through 8.2.2.3, such Profits shall be allocated 60% to Builder, 39.9% to the Limited Partner and .1% to BAV.

         8.3.     SPECIAL ALLOCATIONS.

                  8.3.1. Limitation on Loss Allocations. Losses allocated to any Partner pursuant to Section 8.2 shall not exceed the maximum amount of Losses that can be so allocated without causing the Capital Account of such Partner to have a deficit Capital Account balance (after giving effect to Regulation Section 1.704-1(b) (2) (ii) (d) (4), (5) and (6)) which exceeds the sum of (i) the amount of such deficit the Partner is obligated to restore, and (ii) the amount of such deficit the Partner is deemed to be obligated to restore pursuant to the penultimate sentence of Regulation Section 1. 704-2(g)(1) and Regulation Section 1. 704-2(i) (5) Any special allocation made under this Section 8.3.1 shall be taken into account for purposes of determining subsequent allocations of Profits and Losses, so that the total allocations will, to the extent possible, equal the allocations which would have been made if this Section 8.3.1 was not included in this Agreement.

                  8.3.2. Qualified Income Offset. Notwithstanding any other provision of this Agreement, except Section 8.3.3 hereof, in the event any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulation Section 1.704-l(b)(2)(ii)(d)(4),
         (5) or (6) which results in such Partner having a deficit Capital Account balance (after giving effect to Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) or otherwise has a deficit Capital Account balance which exceeds the sum of (i) the amount of such deficit no Partner is obligated to restore, and (ii) the amount of such deficit the Partner is deemed to be obligated to restore pursuant to the penultimate sentence of Regulation Section 1.704-2(g)(1) and Regulation Section 1.704-2(i)(5), such Partner shall be specially allocated items of income or gain in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit in such Partner's Capital Account as quickly as possible. Any special allocation made under this Section 8.3.2 shall be taken into account for purposes of determining subsequent allocations of Profits and Losses, so that the total allocations will, to the extent possible, equal the allocations which would have been made if this Section 8.3.2 was not included in this Agreement.

                  8.3.3. Nonrecourse Deductions, Minimum Gain Chargeback. Nonrecourse deductions shall be allocated 60% to Builder, 39.9% to the Limited Partner and .1% to BAV. Notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership minimum gain (as defined in Regulation Section 1.704-2 (d)), items of income or gain shall be allocated to all Partners in an amount determined as provided in Regulation Section 1.704-2(g)(2) and otherwise in accordance with Regulation Section 1.704-2(f). This Section 8.3.3 is intended to comply with the minimum gain chargeback requirements of Regulation Section 1.704-2(f) and shall be interpreted consistently therewith. Any special allocations made under this Section 8.3.3 shall be taken into account for purposes of determining subsequent allocations of Profits and Losses so that the total allocations will, to the extent possible, equal the allocations that would have been made if this Section 8.3.3 was not included in this Agreement, provided, however, that in making such subsequent allocation of Profit and Loss, there shall be taken into account the likelihood that future allocations pursuant to this Section 8.3.3 will affect allocations previously made hereunder.

                  8.3.4. Risk of Loss Allocation. Any item of Partner Nonrecourse Deductions (as hereinafter defined) with respect to a Partner Nonrecourse Debt (as hereinafter defined) shall be allocated to the Partner or Partners who bear the economic risk of loss for such Partner Nonrecourse Debt in accordance with Regulation Section 1.704-2(i). The term "Partner Nonrecourse Deductions" has the meaning provided in Regulation Section 1.704-2(i)(2). The term "Partner Nonrecourse Debt" has the meaning provided in Regulation Section 1.704-2(b)(4). Subject to Section 8.3.3 hereto, but notwithstanding any other provision of this Agreement, in the event that there is a net decrease in minimum gain attributable to a Partner Nonrecourse Debt as determined pursuant to Regulation Section 1.7042(i)(3) (such minimum gain being hereinafter referred to as "Partner Nonrecourse minimum Gain") for a taxable year of the Partnership, then, after taking into account allocations pursuant to Section 8.3.3 hereof, but before any other allocations are made for such taxable year, each Partner with a share of Partner Nonrecourse Minimum Gain attributable to such Partner Nonrecourse Debt at the beginning of such year shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Partner's share (determined in a manner consistent with Regulation Section 1.704-2(g) (2)) of the net decrease in Partner Nonrecourse Minimum Gain. Any special allocations made under this Section 8.3.4 shall be taken into account for purposes of determining subsequent allocations of Profits and Losses so that the total allocations will, to the extent possible, equal the allocations that would have been made if this Section 8.3.4 had not previously applied.

         8.4. ALLOCATION AND PROPORTION. All Profits and Losses of the Partnership for any Fiscal Year allocable to any Partner who has transferred its Interest which may have been transferred during such year shall be allocated between the transferor and the transferee as directed by the transferor Partner in writing prior to the transfer, provided such method is permitted under the Code. Any additional cost of computing such allocation shall be paid by the transferee Partner.

         8.5. TAX STATUS. Notwithstanding any provision hereof to the contrary, each Partner hereby recognizes that the Partnership shall be subject to all provisions of Subchapter K of Chapter I of Subtitle A of the Code.

         8.6. BASIS INFORMATION. Each Partner agrees to provide the Partnership all information necessary to determine the tax basis for federal income tax purposes of its interest in any property contributed to the Partnership.

         8.7. TAX MATTERS PARTNER. Builder shall serve as the Partnership's "Tax Matters Partner" within the meaning of Section 6231(a)(7) of the Code. Builder shall provide BAV and the Limited Partner with copies of all materials received by it in such capacity within five (5) Business Days after receipt thereof and shall consult with BAV with respect to the course of action which will be taken as a result of the receipt of such materials.

         SECTION 9. DISTRIBUTIONS, BOOKS AND RECORDS AND AUDITS.

         9.1. DISTRIBUTIONS OF NET CASH FLOW. The Partnership shall distribute Net Cash Flow in the following order of priority:

                  9.1.1. First, on the fifteenth (15th) day of each month following the date on which Builder, BAV, and the Limited Partner make their respective initial capital contribution pursuant to Sections 7.2.1, 7.4 and 7.3.1, Builder, BAV and the Limited Partner shall receive (pro rata) all Net Cash Flow until all Builder Preference Amount, BAV Preference Amount and the Limited Partner Preference Amount have been paid to Builder, BAV and the Limited Partner;

                  9.1.2. Second, pro rata, to the Limited Partner, BAV and Builder Net Cash Flow in excess of the amounts required to be distributed pursuant to Section 9.1.1 until the aggregate amount distributed under this Section 9.1.2 to the Limited Partner equals the Limited Partner Adjusted Capital Contribution, the aggregate amount distributed under this Section 9.1.2 to BAV equals the BAV Adjusted Capital Contribution and until the aggregate amount distributed under this Section 9.1.2 to the Builder equals the Builder Capital Contribution; provided, however, that the amount distributed to the Partners pursuant to this Section 9.1.2 shall be reduced and retained by Partnership as necessary to cause the cash reserves of the Partnership to equal or exceed the Working Capital Reserve.

                  9.1.3. Fourth, Net Cash Flow shall be distributed 60% to Builder, 39.9% to the Limited Partner and .1% to BAV; provided, however, that the amount distributed to each Partner pursuant to this
         Section 9.1.3 shall be reduced and retained by the Partnership as necessary to cause the cash reserves of the Partnership to equal or exceed the Working Capital Reserve.

         9.2. GUARANTY. Andrew Zuckerman ("A. Zuckerman"), David Zuckerman ("D. Zuckerman"), Steven Zuckerman ("S. Zuckerman"), all being principals of Builder and residing in the State of Florida, Builder and Zuckerman Brothers Inc., a Florida corporation ("ZBI") (collectively the "Guarantors"), hereby, jointly and severally, unconditionally, absolutely and irrevocably guarantee to the Limited Partner and BAV the full and complete performance by Builder of all of its obligations and duties under this Agreement and all obligations under the Development and Marketing Agreement, including those Builder has as "Developer" under such agreement (but shall not be deemed to include any guaranty of cash, cash flows or return of capital to the Limited Partner anticipated to be made hereby) and shall be liable to the Limited Partner for loss or damage resulting therefrom (the"Guaranty"). The Guarantors hereby waive protest and/or notice of default by the Partnership with respect to this Guaranty and agree that, in the event of a default by Builder under this Agreement or the Guaranty set forth in this Section 9.2, the Limited Partner may proceed against anyone or all of Builder, ZBI, A. Zuckerman, D. Zuckerman and S. Zuckerman and may do so without first proceeding against Builder. In addition, Builder, ZBI, D. Zuckerman, S. Zuckerman and A. Zuckerman shall be deemed to be jointly and severally in default under this Guaranty upon the occurrence of a Builder Event of Default (as hereinafter defined). The Guaranty shall not be affected by any modification or amendment of this Agreement, except if specifically agreed to by the Limited Partner in writing; The Guaranty shall continue in full force and effect unless and until the termination of the Partnership pursuant to Section 16 hereof (and shall survive such termination to the extent the obligations being guaranteed have not been satisfied as of such termination). As security for this Guaranty, Builder hereby grants to the Limited Partner a collateral assignment of all of Builder's right, title and interest in and to its Interest in the Partnership. In the event of a default under the Guaranty as provided herein, the Limited Partner shall have (i) the right to foreclose upon the Interest, in which case the Limited Partner will hold the Builder's Interest directly and be entitled to all of the rights of Builder with respect hereto; provided, however, that the Builder's Interest shall automatically convert to a limited partnership interest and the Limited Partner shall have no right to participate in the management of the Partnership and (ii) the rights of a secured creditor under the Uniform Commercial Code. Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a default under the Guaranty, the provisions of this Section 9.2 shall be available at the option of the Limited Partner, in conjunction with the provisions of Section 13. The Guarantors and Builders agree to execute such reasonable documents as the Limited Partner may request from time to time to evidence and perfect the security interests and guaranties set forth in this paragraph.

         9.3. LIQUIDATING DISTRIBUTIONS. Notwithstanding Section 9.1, upon termination and dissolution of the Partnership under Section 16, all Partnership assets remaining after payment of all Partnership debts and other obligations shall be distributed to the Partners as a liquidating distribution in proportion to, and to the extent of, their positive Capital Account balances after taking into account all allocations of Profits and Losses and specifically allocated items of income, gain, loss and deduction pursuant to Section 8 of this Agreement, which would occur if all Partnership assets were sold at their fair market value. For purposes of this Section 9.3 a "liquidating distribution" shall be the distribution of the proceeds from the last sale of the Property or the distribution in-kind of all of the Partnership's assets.

         9.4. BOOKS AND RECORDS. The Management Committee shall maintain or cause to be maintained, in accordance with generally accepted accounting principles applied in a consistent manner, accurate books and records of account in which shall be entered all matters relating to the Partnership, including all income, expenditures, assets and liabilities. Such books and records shall be maintained at the Partnership's principal place of business or at such other location as may be designated by the Management Committee from time to time. Each Partner shall, at all times, subject to reasonable notice, have the right to inspect and copy the books and records of the Partnership.

         9.5. AUDITS. In the event any Partner shall request an audit, the Partnership shall have an audit of its books and records made each Fiscal Year by a firm of certified public accountants selected by the Management Committee. Each Partner shall be furnished with a copy of such accountant's audit report, including a balance sheet, a statement of the Capital Accounts, a statement of cash flows and a statement of income, together with a certificate of such accountants covering the result of such audit, as soon as reasonably practical after the close of such Fiscal Year. If no Partner requests an audit, no audit shall be performed.

                  At the option of BAV, the financial statements of the Partnership shall be audited in accordance with generally accepted accounting principles and by an auditor reasonably acceptable to BAV; provided, however, that if BAV requests that the financial statements be audited, then BAV and the Limited Partner would be responsible for 75% of the fees and costs of such auditors in preparing the audit while the Builder would be responsible for the remaining 25% of the fees and costs of the auditor in preparing the audit. The amount payable by the Partners pursuant to this section shall be deducted from any distributions and payable to the Partners, or, if no distribution is payable as of the date that the fees and costs are due and payable to the auditor, then the Partners will contribute to the capital of the Partnership the amount so payable by such Partner. The fees and costs of the auditor in preparing the audit shall be specially allocated to the Partners in accordance with the foregoing, which special allocation shall be made prior to any allocations otherwise provided for in this Agreement.

         9.6.     REPORTS AND STATEMENTS.

                  9.6.1. Within ninety (90) days after the end of each of the Partnership's Fiscal Years, the General Partners shall, at the expense of the Partnership, cause to be delivered to the Limited Partners the following financial statements:

                           9.6.1.1. A balance sheet of the Partnership as of the
                  end of such Partnership's Fiscal Year; and

                           9.6.1.2. A profit and loss statement for such
                  Partnership accounting year.

                  The General Partners shall accompany such financial statements with such other information as, in the judgment of the General Partners, may be reasonably necessary for the Limited Partners to be advised of the financial status and results of operations of the Partnership.

                  9.6.2. During the entire term of the Project, Developer shall provide the Partnership and each of the Partners with the following reports:

                           9.6.2.1. A weekly summary of sales and traffic at the
                  Project.

                           9.6.2.2. A monthly sales and marketing report
                  detailing a traffic report, list of Residences sold and Residences under construction.

                           9.6.2.3. A monthly color-coded site plan showing all
                  of the Residences to be sold, all Residences sold and closed in one color, Residences sold and under construction in another color.

                           9.6.2.4. A monthly balance sheet for the Partnership.

                           9.6.2.5.A monthly and year to date income statement,
                  and operating cash flow statement for the Partnership.

                           9.6.2.6. A quarterly comparison of the original Full
                  Cost Development Budget to the combination of actual costs and the costs to complete the Project.

                           9.6.2.7. A monthly production report detailing the
                  status of the construction of the Residences at the Project which shall be provided to the Partners and the Lender.

                           9.6.2.8. A quarterly list of aged accounts payable.

                           9.6.2.9. Within ninety (90) days after the end of
                  each fiscal year of the Partnership, an income statement, balance sheet, and operating cash flow statement for the Partnership.

                           9.6.2.10. Within ninety (90) days after the end of
                  each fiscal year, an income statement, balance sheet, and operating cash flow statement for the Developer.

                           9.6.2.11. A copy of the tax return for the
                  Partnership within ninety (90) days of the end of the Partnership's Fiscal Year.

                           9.6.2.12. Within ten (10) days from the annual
                  expiry, a copy of the Project's insurance policy as detailed in Section 9.1.1.

                           9.6.2.13. An annual written report detailing the
                  status of bonds or letters of credit (if any) which may have been pledged for the development of the Property or construction of the Residences or other amenities.

         9.7. LOAN TO THE PARTNERS. Provided that Partnership funds are available as reasonably determined by BAV, the Partnership shall loan funds to the Partners in an amount equal to the tax liabilities to be incurred by the Partners as a result of their investment in the Partnership. Such loan shall be made on or before the date payment of such tax liabilities by the Partners is due and without interest and shall be repaid by the Partners on December 31 of the year in which the Partners shall have received all distributions due them pursuant to Sections 9.1.1, 9.1.2, 9.1.3 and 9.1.4 and the Overhead Reimbursement Fee required to be paid pursuant to Section 10.4 below.

         9.8. BANK ACCOUNTS. Unless otherwise agreed to by the Management Committee, all bank accounts of the Partnership shall be maintained at BankAtlantic, F.S.B. The bank accounts of the Partnership shall require the co-signature of one representative of each General Partner with respect to any disbursement (i) in excess of Twenty-Five Thousand Dollars ($25,000) for payment of "soft costs" (i.e. any fees and related costs, architects, accountants, attorneys, surveyors and similar costs); (ii) in excess of Seventy-Five Thousand Dollars ($75,000) for the payment for hard costs unless the payment is to a construction escrow and (iii) for any payment to a Partner or affiliate of any Partner, including the payment of the fees to Developer and/or TAZ Construction, Inc. pursuant to construction contract between the Developer and TAZ Construction, Inc. Except as set forth in Paragraph 13.2(ii), and in this
Section 9.8, all bank accounts of the Partnership shall only require the signature of any one of the Partner Representatives or Substitute Representative for any disbursements. To the extent that the provisions of Section 13.2(ii) are applicable, then all bank accounts of the Partnership shall require the co-signature of one Partner Representative or Substitute Representative of BAV and one Partner Representative or Substitute Representative of Builder before any amount or expenditure can be paid out of the operating account.

         SECTION 10. DEVELOPMENT OF THE PROPERTY.

         10.1. FULL COST DEVELOPMENT BUDGET. The Full Cost Development Budget shall be presented to the Management Committee in accordance with Section 11.1 and shall, upon approval, be attached hereto and made a part hereof as Exhibit
D. The Management Committee will implement the Full Cost Development Budget in accordance with the terms thereof and the terms of this Agreement. The Management Committee is authorized to revise the Full Cost Development Budget from time to time to the extent the Management Committee, in its sole discretion, deems necessary. The Builder shall be permitted to make expenditures which vary from the Full Cost Development Budget, (as modified in writing by the Management Committee) provided the aggregate of all variations from the Full Cost Development Budget shall not exceed four percent (4%) of the entire Full Cost Development Budget (the "Permitted Variances"), without such authorization from the Management Committee.

         10.2. DEVELOPMENT AND MARKETING AGREEMENT. The Partnership shall, concurrently with the execution of this Agreement, enter into a Development and Marketing Agreement with Builder or an Affiliate in the form attached hereto as Exhibit A.

         10.3.    BUILDER FEES.

                  10.3.1. Builder or an Affiliate shall be paid a GAO Fee in an amount equal to three percent (3%) of the Gross Sales Price of each Residence Closed payable simultaneous with disbursal of the closing proceeds payable to the Partnership in connection with the sale of each Residence Closed. Builder shall provide quarterly reports to the Partnership with regard to such fees paid pursuant to this paragraph. The GAO Fee shall be paid only in connection with Residences which have been closed and the purchase price paid to the Partnership. Amounts of the GAO Fee payable by the Partnership to Builder or an Affiliate, and duties undertaken by Builder or an Affiliate in respect thereof, are collectively referred to herein as "Builder Fees."

                  10.3.2. The GAO Fee shall not be paid to Builder or its Affiliate (and payment thereof shall be deferred and subordinated) if, at the time such payment would be due: (i) the amounts due BAV and the Limited Partner pursuant to Section 9.1.1 and 9.1.2 hereof and the fee payable to BAV pursuant to Section 10.4 have not been paid; (ii) Builder is otherwise in default in any material respect under this Agreement or the Development and Marketing Agreement and such default is not cured within ten (10) days after written notice to Builder of such default or (iii) there is an uncured default in any material respect under any agreement pertaining to the Project including, but not limited to, agreements with the applicable government unit or agreements or instruments relating to the financing of the Project.

         10.4. OVERHEAD REIMBURSEMENT FEES. BAV shall be paid an Overhead Reimbursement Fee in an amount equal to one percent (1%) of the Gross Sales Price of each Residence Closed payable simultaneous with disbursal of the closing proceeds payable to the Partnership in connection with the sale of each Residence Closed ("Overhead Reimbursement Fee").

         10.5. SALES CONTRACTS. The form and content of the sales contracts for the sale and purchase of individual Residences is subject to the prior approval of BAV. All such contracts shall require deposits ("Escrow Deposits") in the amount of ten percent (10%) of the purchase price from the prospective purchaser of a Residence unless otherwise agreed by BAV or unless the prospective Purchaser is qualified to receive a mortgage in excess of ninety percent (90%) of the purchase price in which event the deposit shall be equal to the purchase price less the approved mortgage amount. Such Escrow Deposits shall be held in escrow by an escrow agent reasonably satisfactory to BAV. It is expressly understood and agreed that the Escrow Deposits shall be held in escrow and Builder shall not be permitted to use such Escrow Deposits in connection with the construction of the Residences unless (i) the prospective purchaser has waived in writing the requirement that the Deposit be held in escrow, (ii) he waiver by the prospective purchaser and the use of the funds by Builder complies with all applicable laws and with the terms of the Property Loans, and (iii) Builder is in compliance with and not in default under any of the terms of the Limited Partnership Agreement.

         SECTION 11. MANAGEMENT.

         11.1. MANAGEMENT CONCEPT. Subject to Sections 11.7 and 13, the overall management and control of the business and affairs of the Partnership shall be vested in the General

Partners. The General Partners shall conduct the business and affairs of the Partnership through the Management Committee and otherwise in accordance with the terms of this Agreement.

         11.2. GENERAL PARTNER REPRESENTATIVES. Each General Partner shall appoint at all times and from time to time (i) two (2) representatives (a "Partner Representative"), and (ii) one substitute representative (a "Substitute Representative") who may, from time to time, replace or act for a Partner Representative, for purposes of making any decision required of the Partnership hereunder. Each Partner Representative and Substitute Representative shall be a natural person and shall be reasonably available for discussions and consultations relating to the business of the Partnership on Business Days during normal business hours. Each General Partner represents and warrants that its respective Partner Representatives and Substitute Representative shall have full authority to act on its behalf at meetings of the Management Committee or otherwise to bind such General Partner. Each General Partner may, upon Notice to the other General Partner at any time and from time to time, appoint, substitute and replace a Partner Representative or Substitute Representative. The Partner Representatives (or Substitute Representative) of the Partners together shall constitute the management committee of the Partnership (the "Management Committee"). The initial Partner Representatives and Substitute Representative of Builder shall be A. Zuckerman, S. Zuckerman and D. Zuckerman, respectively. The initial Partner Representatives and Substitute Representative of BAV shall be John E. Abdo, Frank Abdo and Seth M. Wise, respectively.

         11.3. MANAGEMENT COMMITTEE MEETINGS. A Partner Representative or Substitute Representative may convene a meeting of the Management Committee as follows: (i) telephonic Management Committee meetings may be convened with three
(3) days Notice unless such notice is waived by all four Partner Representatives, and (ii) other meetings may be convened either (x) in the manner agreed upon in writing from time to time by the Management Committee, or
(y) in the absence of any such agreement, by giving each other Partner Representative fourteen (14) days' Notice. The General Partner calling a meeting of the Management Committee shall use reasonable efforts to provide the other General Partner with an agenda for the meeting at the time Notice of the meeting is given. Notice of a meeting may be waived in writing at any time or from time to time by a Partner Representative or Substitute Representative, whether before or after the time of such meeting. Attendance of a Partner Representative or Substitute Representative at a meeting of the Management Committee shall constitute a waiver of Notice of such meeting, except where the Partner Representative or Substitute Representative attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not properly called or convened. Attendees shall be deemed present at any meeting of the Management Committee held by conference telephone or similar communication equipment by means of which all Persons participating in the meeting can continuously hear and speak to each other. A quorum of the Management Committee shall consist of one (1) Partner Representative or one (1) Substitute Representative of each General Partner. Approval of decisions by the Management Committee shall require the consent of the Partner Representatives or Substitute Representatives of each General Partner present at a meeting of the Management committee at which a quorum is present. A Partner Representative of Builder shall act as Chairman of all meetings of the Management Committee and a Partner Representative of BAV shall serve as Secretary. The Secretary shall keep a book of minutes of all Management Committee meetings in which shall be recorded the time and place of all meetings, the names of those present and the proceedings. The Management Committee shall also keep a formal record of all of its decisions and determinations made without holding a Management Committee meeting. Each General Partner represents that it will use its best efforts to have a Partner Representative or Substitute Representative present at all regular and properly noticed special meetings of the Management Committee. Notwithstanding the foregoing, any action of the Management Committee requiring a vote of the Management Committee may be taken by unanimous written consent of the Partner Representatives without a meeting. In the event of a telephonic meeting, approval shall be confirmed in writing within the time limits provided in Section 11.4.

         11.4. TIME LIMITS FOR EXERCISE OF APPROVAL RIGHTS. Whenever in this Agreement the consent or approval of either General Partner is required, unless a different time limit is provided in this Agreement, such consent or approval shall be promptly considered and acted upon and shall be deemed disapproved if not given within ten (10) Business Days after Notice of the item to be approved or disapproved.

         11.5. STANDARDS OF APPROVAL. Except as otherwise provided herein, consent or approval shall not be unreasonably withheld. However, whenever in this Agreement any General Partner is given the right to consent or refuse to consent or to approve or disapprove in its sole discretion, it may disapprove arbitrarily and without reason or refuse to consent arbitrarily and without any reason and need not specify in writing any reason therefor.

         11.6. DOCUMENT EXECUTION. All documents required to be executed by the Partnership shall be signed by a Builder Partner Representative or Substitute Representative and a BAV Partner Representative or Substitute Representative; provided, however, that the Management Committee may, in writing, delegate the execution of a document to an authorized agent of the Partnership.

         11.7. CONTROL OF PARTNERSHIP. Notwithstanding any other provision of this Agreement (except Section 13 which shall control upon the occurrence of a Builder Event of Default), if:

                  (i) without the other General Partner's prior consent, which may be withheld in a General Partner's sole discretion, a General Partner's interest in the Partnership shall become subject to any lien, pledge, security interest or other encumbrance without the prior written consent of each General Partner and such lien, pledge, security interest or encumbrance not discharged within thirty (30) days; or

                  (ii)     any General Partner commits an Act of Insolvency; or

                  (iii) any General partner transfers its interest in the Partnership without the prior written consent of the other General Partner whenever such consent is required by the terms of this Agreement.

then in any such event, the other General Partner (a "Controlling Partner") may, at its option, designate itself a Controlling Partner, in which event from and after the exercise of such option, all actions to be taken or decisions to be made by the Partnership with respect to the conduct of the Partnership's business may thereafter be taken or made without the approval of the other General Partner which is not a Controlling Partner or the Partner Representative or Substitute Representative thereof.

         11.8. DESIGNATION OF PROJECT. The project as developed on the Property shall be designated as "Brittany Bay at Andros Isle." The Limited Partner may utilize the name of the project or the name of Builder in (a) materials provided to prospective investors in the Limited Partner, provided such materials specify and are evidently clear to all such investors that Builder is in no way responsible for the preparation or content of such materials or any portion thereof or any exhibit thereto nor has Builder guaranteed the accuracy of the forecasts or the achievement by the Partnership of its objectives, or (b) in marketing materials utilized by the Limited Partner.

         SECTION 12. INSURANCE.

         12.1. INSURANCE TO BE MAINTAINED. The Partnership shall procure and maintain in force insurance acceptable in form and content and from insurers acceptable to the Management Committee which shall, unless otherwise agreed, include the coverages described on Exhibit F, the premium for which shall be an expense of the Partnership.

         12.2.    FORM OF POLICIES.

                  12.2.1. All insurance policies shall be issued in the name of the Partnership (and shall name the General Partners), as named insured. BAV shall promptly be provided with copies of all issuance policies.

                  12.2.2. Notwithstanding anything else herein to the contrary, the Management Committee may, in its sole discretion, provide the insurance coverage required pursuant to Section 12.1.1 by including the Partnership under the insurance coverage of any Affiliate of a Partner. If the Management Committee so elects, the Partnership shall pay to such Affiliate its pro rata share of the cost of such coverage, the proration to be made in the sole and absolute discretion of such Affiliate, provided that in no event shall such prorated cost exceed the cost that the Partnership would have paid for such coverage from a comparable insurance company to the insurance company providing the coverage.

         SECTION 13. DEFAULT.

         13.1. BUILDER EVENTS OF DEFAULT. The following acts or events shall constitute "Builder Events of Default":

                  (i) Any default by the Partnership under the terms of the Property Loans (described in Section 7.9) of the Partnership or any other loan or indebtedness secured by the Property or an interest in the Partnership;

                  (ii) The failure of the Partnership to make the distributions to the Limited Partner and/or BAV pursuant to Sections 9.1.1, 9.1.2 and 9.1.4 hereof or to pay when due the Overhead Reimbursement Fee pursuant to Section 10.4 above;

                  (iii) The failure of Builder or any Affiliate to make any capital contribution required by Section 7.2 or 7.5; to satisfy the Guaranty as required by Section 9.2; or to otherwise perform in accordance with the terms of this Agreement after five (5) Business Days notice of such breach to Builder given by BAV or the Limited Partner;

                  (iv) The breach by Builder or any Affiliate thereof of any of its obligations under this Agreement (other than the obligations referenced in subsections 13.1(i), (ii), (iii), (v), (vi) or (vii) hereof, which shall be governed by the cure periods, if any, contained in such subsections) and such breach shall continue or remain uncured twenty (20) days after written notice thereof by BAV or the Limited Partner or a breach by Builder or any Affiliate thereof the terms of the Development and Marketing Agreement attached as Exhibit A (subject to any cure periods set forth therein) or the expenditure by the Partnership of amounts in excess of that allowed under the Full Cost Development Budget, beyond that allowed in Section 10.1 (unless Builder provides all funds or other additional costs in excess of the Full Cost Development Budget at no cost to BAV or the Limited Partner and without it being considered an additional capital contribution;

                  (v)      The occurrence of an event described in subparagraphs
         (i), (ii) or (iii) of Section 11.7;

                  (vi) The inaccuracy of any of the Representations or Warranties set forth in Section 17.1 hereof; or

                  (vii) The taking of any action by Builder which constitutes bad faith, gross negligence or willful misconduct in connection with the operation of the Partnership or the Project.

         13.2. CONSEQUENCES OF BUILDER DEFAULT. Upon the happening of any Builder Event of Default, BAV shall, in addition to any other rights available at law or equity, have the right to:

                  (i) Immediately dissolve the Management Committee and take sole control and management of the Partnership, with all rights and authority previously granted to the Management Committee pursuant to Section 11;

                  (ii) Require the co-signature of one representative of both BAV and Builder before any amount or expenditure can be paid out of the Operating Account, as defined in Section 2.12 of the Development and Marketing Agreement and before any fees, including, but not limited to, the GAO Fee can be paid to Builder pursuant to Section 10.3 hereof;

                  (iii) Provided Builder has not cured any Builder Event of Default within thirty (30) days of the occurrence of such Builder Event of Default, Builder's interest in the Partnership shall terminate and all right, title and interest in Builder's Partnership Interest shall be transferred, at the option of BAV, to BAV or the Limited Partner or an Affiliate of either BAV or the Limited Partner. In connection therewith, Builder shall be issued a limited partnership Interest in the Partnership which shall entitle it to distributions equal to those provided by Section 9.1. hereof; provided, however, such distributions shall be limited to an amount equal to the Builder Adjusted Capital Contribution; further provided, however, that the amount of any additional costs incurred by the Partnership to complete the Project as the result of, directly or indirectly, the Builder Event of Default including without limitation, additional fees payable to any new developer and legal fees incurred by the Partnership shall be deducted from any such distributions. In addition, upon the occurrence of a Builder Event of Default, no further Builder Fees shall be due or payable to Builder. Builder shall execute and deliver to BAV any and all documents required to execute the Transfer described above in this subparagraph (iii). In the event Builder does not for any reason execute such transfer documents, Builder hereby grants to BAV a Power of Attorney authorizing and empowering BAV to make and execute for

         Builder and on Builder's behalf, as its attorney in fact, such documents or instruments as may be required to effectuate the Transfer of all of Builder's right, title and interest in and for its Interest as contemplated by this subparagraph (iii). A copy of said Power of Attorney is attached hereto as Exhibit G. Builder hereby acknowledges that said Power of Attorney is given for valuable consideration coupled with an interest and that said Power of Attorney is absolute and irrevocable.

         SECTION 14. LIMITED PARTNERS.

         14.1. LIMITATION OF LIABILITIES OF LIMITED PARTNERS. The Limited Partner shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership or General Partners and the liability of the Limited Partner shall be limited solely to the amount of its contributions to the capital of the Partnership required under the provisions of section 7.3.

         14.2. NO CONTROL OF BUSINESS OR RIGHT TO ACT FOR PARTNERSHIP. The Limited Partner shall take no part in the management, conduct or control of the business of the Partnership and shall have no right or authority to act for or on behalf of, or to bind the Partnership.

         14.3. NO PRIORITY. Except as otherwise specifically set forth herein, the Limited Partner shall not have the right to demand or receive property other than cash as a return of his capital contribution or as a distribution of income. No Limited Partner shall have priority over any other Limited Partner which may be admitted hereunder either as to the return of his original contribution of capital to the Partnership or as to distributions.

         SECTION 15. SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION.

         15.1.    TRANSFER OF GENERAL PARTNER'S INTEREST.

                  15.1.1. Prohibited Transfer. Except as otherwise provided in this Section 13 or in Section 15, no General Partner shall Transfer all or any part of such Partner's Interest without the prior written consent of the other General Partner (which consent may be withheld in the sole discretion of a non-transferring General Partner), and any such attempt to Transfer such interest shall be void.

                  15.1.2. Permitted Transfers. Notwithstanding the provisions of Section 15.1 hereof, all or any portion of the Interest of a General Partner in the Partnership may be Transferred to any Permitted Transferee of such General Partner. Such transfer shall not release the transferor of liabilities undertaken hereunder.

                  15.1.3. Admission of Transferee. If a General Partner sells or transfers all or any portion of its Interest pursuant to the foregoing provisions, the transferee (unless it is already a General Partner or unless such transferee is, and then only for so long as it continues to be, a Permitted Transferee of the assigning General Partner) shall not become a General Partner, but shall merely be an assignee of the General Partner's right to receive its share of distributions from the Partnership; provided, however, that such assignee may become a General Partner if the other General Partner approves the admission of such transferee as a General Partner and such assignee executes such documents and delivers such legal opinions and certificates to the

         Partnership and the other General Partner as such other General Partner deems reasonably necessary or appropriate. If the assigning General Partner retains any Interest after the Transfer, it shall continue as a General Partner. If so requested by the nontransferring General Partner, the transferring General Partner shall obtain, at its expense, an opinion of counsel that any transfer does not violate federal or state securities laws.

                  15.1.4. Withdrawals. Each of the General Partners does hereby covenant and agree that it will not Withdraw or retire from the Partnership, except as a result of a Permitted Transfer of its entire Interest pursuant to the terms of this Agreement, and that it will carry out its duties and responsibilities hereunder until the Partnership is terminated, liquidated and dissolved under Section 16. Upon any change in the General Partners of the Partnership as provided in this Agreement, the Partners will execute such documents as shall be required to amend the Certificate of Limited Partnership to reflect such change in the General Partners.

         15.2.    TRANSFER OF LIMITED PARTNERSHIP INTERESTS.

                  15.2.1. Requirement for Transfer. The Limited Partner shall have no right, without the prior written consent of the Management Committee, which may be granted or withheld in its sole discretion and which need not be exercised in a reasonable manner to Transfer its Interest or to substitute a new person or entity as a limited partner in its stead. Subject to any restrictions on transferability required by law or contained in this Agreement, any Transfer or assignment to which the Management Committee shall consent must be effected through a written instrument, in a form acceptable to the Management Committee. No consent to a Transfer given by the Management Committee shall be deemed or considered a release or novation of the transfer or as to any obligations of the transferor to the Partnership arising under this Agreement otherwise.

                  15.2.2. Effectiveness of Assignment. The Transfer by a Limited Partner of all or part of its Interest shall become effective on the first day of the month during which satisfaction of the requirements set forth in Section 15.2.1 hereof has occurred and the Management Committee has received evidence of such Transfer in form and substance reasonably satisfactory to the Management Committee and a Transfer fee sufficient to cover all reasonable expenses of the Partnership connected with such Transfer.

                  15.2.3. Requirements for Substitution. No transferee of the whole or a portion of a Limited Partner's Interest shall have the right to become a substituted Limited Partner in place of his assignor unless and until all of the following conditions are satisfied:

                           (i) a duly executed and acknowledged written instrument of Transfer approved by the Management Committee has been filed with the Partnership setting forth the intention of the transferor that the transferee become a substituted Limited Partner in its place;

                           (ii) the transferor and transferee execute and acknowledge, and cause such other persons to execute and acknowledge, such other instruments as the Management Committee reasonably deems necessary or desirable to effect such substitution, including without limitation, the written acceptance and adoption by the transferee of the provisions of this Agreement;

                           (iii) the written consent of the Management Committee to such substitution shall. be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Management Committee;

                           (iv) the transferor delivers to the Partnership the written consent of any party whose consent to such substitution is required;

                           (v)      a Transfer fee has been paid to the
                  Partnership sufficient to cover all reasonable expenses in connection with the Transfer and substitution; and

                           (vi) an appropriate amendment of the certificate of limited partnership has been duly filed and recorded, if necessary. The Management Committee agrees to file such amendment and cause it to be recorded promptly after the conditions specified above in clauses (i) through (v) above have been satisfied.

                  15.2.4. Permitted Transfer. Notwithstanding anything to the contrary contained elsewhere herein, the Limited Partner shall be allowed to Transfer its Interest (i) by operation of law pursuant to a default on the indebtedness of the Limited Partner secured by its Interest, or (ii) with respect to a Transfer to a Permitted Transferee. In the event of such default, the appointed representative of the holders of such debt secured by the Limited Partner's Interest shall be treated, for all purposes hereunder, as a substituted limited partner. In the event of a transfer pursuant to Section 15.2.4(ii), the Transferee shall be treated for all purposes hereunder, as a substituted limited partner.

                  15.2.5.  Blind Option.

                           15.2.5.1. Either BAV and/or the Limited Partner
                  (collectively the "BAV Group") or the Builder ("Builder Group") (the Group initiating this procedure being referred to as the "Initiating Group") shall have the right to invoke a mandatory "blind option" by giving written notice thereof ("Blind Option Notice") to the other, non-initiating group (hereinafter referred to as the "Electing Group"). The Blind Option Notice shall contain (a) an offer to buy ("Offer to Buy") all, but not less than all, the (i) Interests of the Electing Group; (ii) any loans made by the Electing Group to the Partnership ("Partnership Loans") from the Electing Group, which Offer to Buy shall set forth the value of all the Partnership assets as more fully provided in Section 15.2.5.4 hereof (referred to as the "Blind Option Price"); and (b) an offer to sell ("Offer to Sell") all, but not less than all, the Initiating Group's Interests and any Partnership Loans made by the Initiating Group (collectively hereinafter referred to as the "Interests") to the Electing Group at the Blind Option Price. The Blind Option Price may not be conditioned in any manner or established as a formula. For purposes of this Article, the applicable Group's Interests shall include the Interest of any Transferee of any Partner of such Group.

                           15.2.5.2. With sixty (60) days from the date in which
                  the Blind Option Notice is given, the Electing Group shall elect either to accept the Offer to Buy or accept the Offer to Sell by giving written notice of such election to the Initiating Group ("Blind Option Election Notice"). The failure of the Electing Group to give the Blind

                  Option Election Notice within such sixty (60) day period shall be deemed an affirmative election by the Electing Group to accept the Offer to Buy, and a Blind Option Election Notice to that effect shall be deemed given as of the sixtieth (60th) day.

                           15.2.5.3. The Group ultimately purchasing the
                  Interests pursuant to these provisions shall hereinafter be referred to as the "Blind Option Purchaser" and the Group ultimately selling its Interests pursuant to these provisions shall hereinafter be referred to as the "Blind Option Seller." The members of the Group that is the Blind Option Purchaser shall be jointly and severally liable to the purchaser of the Interests of the Blind Option Seller, and the Blind Option Seller may proceed against any one or more of the members of the Group that is the Blind Option Purchaser without any obligation to pursue other members of the Blind Option Purchaser.

                           15.2.5.4. The Blind Option Price to be paid by the
                  Blind Option Purchaser hereunder shall be an amount equal to that which the Blind Option Seller would receive as a distribution pursuant to Section 9.3 hereof if the Partnership assets were sold at the value specified in the Blind Option Notice and the Partnership was terminated and liquidated as of the date of the Blind Option Notice. The Blind Option Price shall be paid by cashier's check or wire transfer at the Blind Option Closing.

                           15.2.5.5. The closing ("Blind Option Closing") under
                  this Article shall be held on a date as agreed upon by the parties, but in no event shall be earlier than the thirtieth
                  (30th) day following the date in which the Blind Option Election Notice is given or deemed given, nor later than the ninetieth (90th) day following the date of the Blind Option Notice. At the Blind Option Closing, each member of the Group that is the Blind Option Seller shall (i) represent and warrant in writing to the Blind Option Purchaser that it is the sole owner of the Interests that it is selling, that such Interests are free and clear of any and all pledges, claims, liens and claims of others (other than the effect of this Agreement) and that it has the full, power, right and authority to consummate the sale of its Interests; and (ii) assign and deliver to the Blind Option Purchaser the Interests so sold, together with all other documents necessary to transfer such interests.

                           15.2.5.6. In the event that a Blind Option Purchaser,
                  through no fault of the Blind Option Seller, breaches its obligations to purchase a Blind Option Seller's Interest in the manner and in the within the time period provided in
                  Section 10.2.5 ("Blind Option Purchaser Default"), such Blind Option Seller, in addition to any other rights and remedies which it may have at law or in equity, may purchase all of the Blind Option Purchaser's interests at an amount per share equal to seventy-five percent (75%) of the Blind Option Price, which sale may be enforced by such Blind Option Seller in equity by a suit for specific performance.

                           15.2.5.7. During the period commencing on the date in
                  which the Blind Option Election Notice is given or deemed given and ending on the date of the Blind Option Closing, the Blind Option Purchaser (i.e., the Builder, if the Builder is the Blind Option Purchaser or BAV, if the BAV Group is the Blind Option Purchaser) shall have the right to exercise all rights of the General Partners hereunder and the consent of the Blind Option Seller shall not be required with respect to any actions. The Partners hereby agree that the Blind Option Seller shall execute any and all documents reasonably requested by counsel to the Partnership in order to effectuate the foregoing.

                           15.2.5.8. In connection with the Blind Option
                  Closing, the Blind Option Purchaser shall use good faith efforts to obtain the release of the Blind Option Seller (and its principals, if applicable) of any and all agreements (including but not limited to the Property Loans) as to which such Blind Option Seller would have continuing personal liability; provided, however, in the event that the Blind Option Purchaser is not able to obtain such release, then the Blind Option Purchaser shall indemnify and hold the Blind Option Seller (and its principals, if applicable) harmless with respect to all loss, cost and expense, including, but not limited to, attorneys' fees and court costs through all trial and appellate levels that the Blind Option Seller (and its principals, if applicable) would have in connection with such agreements, whereby such Blind Option Seller (and its principals, if applicable) incurred such liability in accordance with the terms and provisions of this Agreement.

         SECTION 16. TERMINATION AND DISSOLUTION.

         16.1. EVENTS RESULTING IN TERMINATION AND DISSOLUTION. The Partnership shall be terminated and dissolved upon the happening of any of the following events:

                  (i)      expiration of the term of the Partnership;

                  (ii)     the Partnership becomes insolvent or bankrupt;

                  (iii)    the written consent of both General Partners;

                  (iv) the Withdrawal or removal of the last remaining General Partner unless the business of the Partnership shall be continued in a reconstituted form and another person selected as a successor general partner pursuant to Section 16.4 hereof;

                  (v) the sale or other disposition (including foreclosure) of all or substantially all of the Property and the distribution of all Partnership assets to the Partners; or

                  (vi) the failure of the General Partners to extend the Initial Contribution Date and the required capital contributions required pursuant to Section 7 shall have not occurred.

         16.2. MANAGEMENT DURING LIQUIDATION. Unless a General Partner shall have taken control of the Partnership pursuant to Sections 11 and/or 13 hereof, the Management Committee shall continue to manage the Partnership during the period of winding up. The Property shall be liquidated as promptly as is consistent with obtaining at least the fair market value of the assets, and the liquidation shall be conducted in compliance with law and sound business practice. The Partners shall be entitled to reimbursement for out-of-pocket expenses incurred in connection with the winding up and liquidation of the Partnership. Such reimbursement shall be paid as an expense of the Partnership after all debts to non Partners have been repaid but before any repayment of loans or advances to the Partners.

         16.3. PARTNER'S RIGHT TO BID FOR ASSETS. Upon the dissolution and liquidation of the Partnership, any Partner may make a bid or tender an offer on any of the assets of the Partnership. Those assets bid upon by a Partner shall not be sold to an outsider unless the bid made by such outsider is upon more favorable terms and conditions than the highest and best bid of a Partner.

         16.4. RECONSTITUTION OF PARTNERSHIP AFTER WITHDRAWAL OF THE LAST REMAINING GENERAL PARTNER. Upon the Withdrawal of the last remaining General Partner, the Limited Partner shall have the right, by unanimous vote, to elect to continue the business of the Partnership, in a reconstituted form if necessary, such right exercisable upon notice to all Partners (including the last remaining General Partner) within sixty (60) days after the Withdrawal of the last remaining General Partner, and for this purpose, such Partners owning more than 50% of the Partnership Interests may vote to elect another person as successor general partner, such election to be effective at the end of said 60-day period. The Withdrawal of the last remaining General Partner shall not be effective until the successor general partner shall have taken all steps necessary to be substituted as a general partner under the laws of the State.

         16.5. DEATH, INCOMPETENCE, BANKRUPTCY OR DISSOLUTION OF A LIMITED PARTNER. Upon the death or legal incompetency of an individual Limited Partner, the liquidation, dissolution or other cessation to exist as a legal entity of a Limited Partner not an individual, or the insolvency or bankruptcy of any Limited Partner, the Partnership shall not dissolve or terminate and the personal representative of such Limited Partner shall have such rights of a Limited Partner as are necessary for the purpose of settling or managing his estate or his affairs and the same power as said Limited Partner had to constitute a transferee of such Limited Partner, but said representative shall not become a substituted Limited Partner without complying with the requirements of section 15.

         SECTION 17.  REPRESENTATIONS AND  WARRANTIES.

         17.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUILDER. Builder hereby warrants, covenants and represents the following to BAV and the Limited Partner with full knowledge that BAV and the Limited Partner are acting in reliance upon same in executing the Agreement and commencing performance hereunder:

                  17.1.1. Builder is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Builder has all requisite corporate power and authority to enter into and perform this Agreement.

                  17.1.2. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Builder and the Persons Controlling Builder. This Agreement has been duly executed and delivered by Builder and this Agreement and all exhibits and documents executed and delivered by it in connection with the consummation of the transactions contemplated hereby constitute valid and legally binding and enforceable obligations of Builder. Except with respect to the fulfillment of and/or compliance with any representation, warranty or covenant contained herein, no consent, approval or other action by any governmental authority is required in connection with the execution, delivery and performance by Builder of this Agreement.

                  17.1.3. Neither the execution and delivery of this Agreement by Builder nor compliance by Builder with any of the provisions hereof will, on and after the Initial Contribution Date, (i) violate or conflict with the provisions of Builder's Articles of Incorporation or Bylaws, or (ii) violate or conflict with any provisions of, or constitute a default (or any event which, with Notice of lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the properties or assets of Builder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which it is a party, or by which it or any of its properties or assets may be bound or affected, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Builder.

                  17.1.4. Except as disclosed in writing, Builder has not received and is not aware of, and, to the best of Builder's knowledge, Seller has not received and is not aware of, any notice from any governmental authority having jurisdiction over the Property, any notice regarding violation on, by or involving the Property of any applicable laws, ordinances, orders, rules and regulations of any federal, state or local authority or governmental or quasi-governmental agency having jurisdiction over the Property, except such notices or violations which have heretofore been corrected, waived or rescinded or will be corrected, waived or rescinded prior to the acquisition of the Property by the Partnership. Builder will provide any such- notice to RBG Inc. which Builder or Seller receives after the date hereof.

                  17.1.5. Except as disclosed in writing, Builder has not received and is not aware of, and, to the best Of Builder's knowledge, Seller has not received and is not aware of, any written notice from any court, municipal department, commission, board, bureau, agency or other regulatory body having authority over the Property of any actions, suits or proceedings (including, but not limited to, condemnation proceedings or any proceeding which could effect the development of the Property as contemplated herein) adversely affecting the Property. Builder will provide any such notice to RBG Inc. which Builder or Seller receives after the date hereof.

                  17.1.6. The Full Cost Development Budget attached as Exhibit D represents Builder's best estimate of the items set forth therein as of the date thereof and as of the date of this Agreement.

                  17.1.7. Builder has the right to transfer (or cause to be transferred) all right, title and interest in and to the Purchase Contract and all documents related thereto, including, but not limited to, all due diligence documentation, title commitments, surveys, environmental studies, permits and all other documentation with respect to the Property ("Documents") (a true and correct copy of which has heretofore been furnished to BAV for its review) to the Partnership without the consent of the seller under the Purchase Contract ("Seller") and, to the best of Builder's knowledge, Seller has the right to convey fee simple title by special warranty deed to the Property to the Partnership encumbered only by the Permitted Encumbrances ( as detailed on Exhibit B hereto) and such other encumbrances or exceptions to title as BAV shall expressly agree to in writing.

                  17.1.8. Builder has obtained, or prior to the Initial Contribution Date will obtain or will cause Seller to obtain, all governmental and regulatory licenses, approvals and permits necessary for the acquisition and development of the Property as contemplated herein.

                  17.1.9. Except as disclosed in writing, there are no management, service company, equipment, supply, maintenance or other agreements with respect to or affecting, and encumbering and running with the title to, the Property.

                  17.1.10. Builder is not, and to the best of Builder's knowledge, Seller is not, a foreign person as defined in Section 1545(f) of the Code, and will, upon transfer of the Purchase Contract to the Partnership, furnish, or cause Seller to furnish, if needed, an appropriate affidavit to such effect in order that no withholding tax will be required pursuant to Section 1445 of the Code.

                  17.1.11. The Builder is and shall at all times during the term of this Agreement be a single purpose entity in which the sole asset of the Builder shall be its Interest in the Partnership and that the Builder shall not execute any agreement which would be binding on the Builder other than to the extent permitted pursuant to this Agreement.

                  17.1.12. Within fifteen (15) days from the date hereof (but in all events prior to the Initial Contribution Date), Builder, at its sole cost and expense, shall deliver or cause to be delivered to the Partnership the following:

                           (a)      An assignment of the Purchase Contract
                                    and the Documents and to the extent
                                    required, the consent of the Seller to
                                    Builder's assignment (or future assignment) to the Partnership all of its right, interest and title in and to the Purchase Contract and/or Documents in such form as shall be reasonably acceptable to BAV;

                           (b)      A commitment letter or binder
                                    ("Title Commitment") showing title to the Property and improvements thereon, if any, in Seller, dated on or after the date hereof, and issued by a title company reasonably acceptable to BAV (the "Title Company"), wherein the Title Company shall commit to issue to the Partnership as to the Property an owner's title insurance policy, American Land Title Association ("ALTA") Form, in the amount of [16] (the "Title Policy"). The policy shall be ALTA Form B or such other form that shall be reasonably acceptable to BAV and shall, in all events, include an equivalent of an extended coverage endorsement over all general title exceptions and a deletion of the creditors rights exclusion, and be subject only to the Permitted Encumbrances (as hereinabove defined), and contain the following additional endorsements to the extent allowed in the State, if any, the form of which shall be either "ALTA" or as otherwise reasonably approved by BAV: survey, contiguity (if applicable), zoning 3.1, property tax number, environment, encroachment and access. The Title Commitment shall also commit to insure, as additional parcels, all recorded easement rights of the Seller, if any, being conveyed to the

                                    Partnership (as assignee) under the Purchase
                                    Contract. Concurrently with the delivery of the Title Commitment, Builder, at no cost to the Partnership, shall furnish the Partnership with copies of all documents recorded with respect to the Property which appear on the Title Commitment;

                           (c) Such documentation as may be required to delete any survey exception set forth in the title policy to be issued to the Partnership with respect to the Property;

                           (d)      Searches, dated on or after the date
                                    hereof, of all Uniform Commercial Code
                                    financing statements filed and/or recorded, against the Seller ("UCC Searches"). Such UCC Searches must indicate that there are no claims or liens against any such party encumbering or which might encumber the Property subsequent to the date thereof;

                           (e)      A Level 1 Hazardous Materials Site
                                    Investigation ("Level 1 Audit") dated on or after the date hereof and certified to the Partnership completing such tasks as shall reasonably approved, in advance, by BAV or to the extent required by BAV a Level 2 Hazardous Material Site Investigation ("Level 2 Audit") dated on and after the date hereof and certified to the Partnership completing such tasks as shall be reasonably approved in advance by BAV.

                                    The Title Commitment, the Survey, the UCC
                                    Searches, Level 1 Audit and the Level 2
                                    Audit are herein, collectively referred to as "Title Evidence". If the Title Evidence discloses conditions which might adversely affect the Partnership or the Property or, with respect to the Title Commitment, deficiencies in endorsements or matters other than the Permitted Encumbrances or, with respect to the UCC Searches, liens or claims not permitted hereunder or, with respect to the Survey, the Level 1 Audit or Level 2 Audit, as aforesaid, conditions which might adversely affect the Partnership or the Property or the marketability thereof (collectively, the "Defects"), the Defects shall be cured by Builder, the Seller, or endorsed over by the Title Company in a manner and form acceptable to BAV within the thirty (30) days after the delivery of the last item of Title Evidence, otherwise BAV shall have the right to terminate this Agreement and the Partners will be relieved of any further obligations hereunder. BAV may extend, at its sole discretion, the aforesaid thirty (30) day period to cure or otherwise resolve the Defects;

                           (f)      Plans and Specifications for the Project;

                           (g) Copies of the insurance policies required to be obtained pursuant to Section 12; and

                           (h) A current and active general contractor's license issued to A. Zuckerman which qualifies Taz Construction, Inc. ("Taz") to act as the contractor on behalf of the Partnership at no fee pursuant to a construction contract which is acceptable to BAV.

                  17.1.13. The Property has not been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or hazardous wastes, as defined in the Recourse Conservation and Recovery Act, 42 USC, Section 690, et seq., as amended.

                  17.1.14. The plat of submission for the Project has been approved by the applicable governmental authorities and provides for the development and construction of the Residences and the completion of the Project as contemplated herein. The Partnership has obtained all governmental and quasi-governmental approvals necessary to develop and construct the Residences and the completion of the Project as contemplated herein and that all impact fees and other development costs necessary to complete such Project are contemplated by the Full Cost Development Budget

                  17.1.15. All necessary and proper zoning, subdivision, and planned unit development approvals, consents, permits and authorizations, and any and all other permits, approvals, consents and authorizations (of any type or kind whatsoever) necessary for the development of the Property and the construction of the Residences thereon as contemplated herein in the manner contemplated for the Project (including but not limited to the final approval of the Site Plan for the Project) have been obtained so that the construction of the Residences can immediately commence.

         17.2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LIMITED PARTNER. The Limited Partner hereby warrants, covenants and represents the following to Builder with full knowledge that it is acting in reliance upon same in executing this Agreement and commencing performance hereunder:

                  17.2.1. The Limited Partner is a corporation duly organized, validly existing and in good standing under the laws of Florida. The Limited Partner has all requisite power and authority to enter into and perform its obligations under this Agreement.

                  17.2.2. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Limited Partner. This Agreement has been duly executed and delivered by the Limited Partner and this Agreement and all exhibits and documents executed and delivered by the Limited Partner in connection with the consummation of the transactions contemplated hereby constitute valid and legally binding and enforceable obligations of the Limited Partner. No consent, approval or other action by any governmental authority is required in connection with the execution, delivery and performance by the Limited Partner of this Agreement.

                  17.2.3. Neither the execution and delivery of this Agreement by the Limited Partner nor the consummation of the transactions contemplated thereby nor compliance by the Limited

         Partner with any of the provisions hereof will (i) violate or conflict with any provision of the Limited Partner's Articles of Incorporation and Bylaws, or (ii) violate or conflict with, or result in a breach of any provisions of, or constitute a default or an event which will notice or lapse of time or both, would constitute a default under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of its properties or assets under any the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which the Limited Partner is a party, or by which it or any of its properties or assets may be bound or affected, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Limited Partner.

         17.3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BAV. BAV hereby warrants, covenants and represents the following to Builder with full knowledge that it is acting in reliance upon same in executing this Agreement and commencing performance hereunder:

                  17.3.1. BAV is a corporation duly organized, validly existing and in good standing under the laws of the Florida. BAV has all requisite power and authority to enter into and perform its obligations under this Agreement.

                  17.3.2. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BAV. This Agreement has been duly executed and delivered by BAV and this Agreement and all exhibits and documents executed and delivery by it in connection with the consummation of the transactions contemplated hereby constitute valid and legally binding and enforceable obligations of BAV. No consent, approval or other action by any governmental authority is required in connection with the execution, delivery and performance by BAV of this Agreement.

                  17.3.3. Neither the execution and delivery of this Agreement by BAV nor the consummation of the transactions contemplated hereby nor compliance by BAV with any of the provisions hereof will (i) violate or conflict with any provision of BAV's Articles of Incorporation and Bylaws, or (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default or an event which with notice or lapse of time or both, would constitute a default under, or result in the termination of, or accelerate the performance by, or result in the creation of any lien upon any of its properties or assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or other instrument or obligation to which BAV is a party, or by which it or any of its properties or assets may be bound or affected, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BAV.

         SECTION 18.       PERMITTED TRANSACTIONS AND CONFLICTS.

         18.1. Each of the General Partners and any Affiliate thereof may engage in or posses an interest in other business ventures of every nature and description, independently or with others, including but not limited to the ownership, construction, operation and management of improved or unimproved real property, provided, however, until completion of the Project, neither the Builder or its Affiliate shall engage in any other business venture which is substantially similar in product type and design, within a five (5) mile radius of the Project ("Restricted Transactions"). Except for the agreement of the Builder with respect to the Restricted Transactions, neither the Partnership nor any other General Partner shall have any right by virtue of this Agreement to enter into or participate in such independent ventures or to share the income or profits derived therefrom or any other rights therein; and each of the General Partners hereby waives any statutory or other rights to the contrary which it may now or hereafter possess.

         18.2. The fact that a General Partner or any of its Affiliates is directly or indirectly interested in, owned by, employed by, or connected with, any Person employed by the Partnership to render or perform a service or from which the Partnership may buy merchandise, material, or other property, shall not prohibit the Partnership from employing such Person or from purchasing merchandise, material, or other property therefrom or from otherwise dealing with such Person under reasonable terms and conditions.

         18.3. Notwithstanding anything contained herein to the contrary, the parties acknowledge and agree that BAV, the Limited Partner and/or their Affiliates, including, but not limited to, BankAtlantic, F.S.B., shall have the right to engage in or possess interests in other business ventures of every nature and description, whether or not same is competitive to the Partnership or in conflict with the Partnership.

         SECTION 19. INDEMNIFICATION AND CONTRIBUTION.

         19.1. INDEMNIFICATION BY THE PARTNERSHIP. The Partnership hereby indemnifies each General Partner and each Affiliate thereof from and against any and all claims, demands, actions, losses and rights of action (including reasonable attorneys' fees, whether suit is instituted or not, and if instituted, whether at any trial or appellate level) to which such General Partner or Affiliate may be subject as a result of the Partnership's breach of, or failure to perform, any obligation of the Partnership contained in any contract, agreement, lease or other instrument made or entered into by, assigned to, or assumed by, the Partnership on, or with respect to, which such General Partner or Affiliate is primarily or contingently liable or otherwise incurred by such General Partner, while acting as General Partner in accordance with this Agreement.

         19.2.    INDEMNIFICATION BY GENERAL PARTNERS.

                  19.2.1. Each General Partner (an "Indemnifying Partner") hereby indemnifies the other General Partner and the Partnership from and against any and all claims, demands, actions, losses and rights of action (including reasonable attorneys' fees and costs, whether suit is instituted or not, and if instituted, whether at any trial or appellate level) which shall or may arise by virtue of (i) the Indemnifying Partner's negligence or willful misconduct, (ii) breach of any provision of this Agreement or (iii) the Indemnifying Partner's, its Affiliates' or any of their employees' or agents', actions, representations, statements or other communications (in the case of BAV, its Affiliates, agents or employees, specifically including but not limited to any use of Builders' name which is prohibited by Section 11.8) to any Person in the course of efforts by the Indemnifying Partner, its Affiliates, or any other Person to obtain investors or stockholders in or of the Indemnifying Partner or its Affiliates; provided, however, that Builder shall not be indemnified pursuant to this paragraph for any loss, costs, or expenses it may incur as a result of its guaranty of the Property Loans.

                  19.2.2. The Indemnifying Partner shall promptly notify the other General Partner of the existence of any such claim, demand, action or cause of action and the other General Partner shall be given reasonable opportunity to participate in the defense thereof. Legal counsel employed by the Indemnifying Partner must be reasonably acceptable to the other General Partner.

         19.3. CONTRIBUTION. In the event that one General Partner or its Affiliate shall be held severally liable for the debts of the Partnership (other than those debts and liabilities specifically guaranteed by a General Partner or its Affiliate), such General Partner or its Affiliate shall be entitled to full indemnity and contribution from the Partnership and contribution from the other General Partner so that each General Partner shall only be obligated to pay fifty percent (50%) of such liability.

         19.4. LIABILITY OF GENERAL PARTNERS TO LIMITED PARTNER. The General Partners, and officers and directors of the General Partners, (including the officers and directors of the general partners thereof) shall not be required to devote all of their time or business efforts to the affairs of the Partnership, but shall devote so much time and attention to the Partnership as is reasonably necessary and advisable to manage the affairs of the Partnership to the best reasonable advantage of the Partnership. The General Partners shall not be liable because any taxing authorities disallow or adjust any income, nor shall the General Partners be liable for actions taken or not taken in accordance with the provisions of the Agreement, provided that the same were not the result of gross negligence, willful misconduct or fraud.

         SECTION 20. MISCELLANEOUS.

         20.1.    NOTICE.

                  20.1.1. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including facsimile transmission) and shall be (as elected by the person giving such Notice) hand delivered by messenger or courier service, by facsimile transmission with confirmed answer back, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested ("Notice"), addressed to:

                  If to Builder:

                           c/o The Zuckerman Group
                           6650 NW 41st Street
                           Coral Springs, Florida 33067
                           Attn: Andy Zuckerman
                           Telephone: (954) 752-4700
                           Facsimile: (954) 752-6625

                  with a copy to:

                           Peter Hodkin, Esq.
                           2101 West Commercial Boulevard
                           Suite 4100
                           Fort Lauderdale, Florida 33309
                           Telephone: (954) 735-0000
                           Facsimile: (954) 735-3636

                  If to BAV or the Limited Partner:

                           c/o The Abdo Companies
                           1350 N.E. 56th Street
                           Fort Lauderdale, Florida 33334
                           Attn: John E. Abdo
                           Telephone: (954) 491-2191
                           Facsimile: (954) 491-9217

                  with a copy to:

                           Ruden, McClosky, Smith,
                           Schuster & Russell, P.A.
                           200 East Broward Boulevard
                           Fort Lauderdale, Florida 33301
                           Attn: Barry E. Somerstein, Esq.
                           Telephone: (954) 527-2405
                           Facsimile: (954) 764-4996

                  20.1.2. Each such Notice shall be effective upon delivery and shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date of the confirmed answer back if by facsimile transmission, and (c) on the date upon which the return receipt is signed, delivery is refused or the Notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

                  20.1.3. By giving to the other party at least fifteen (15) days Notice thereof, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

                  20.1.4. A transferee of an Interest by any Partner shall be entitled to receive copies of Notices hereunder provided such transferee shall have given Notice of his address to the Partnership and all Partners of his designated address for purposes of this paragraph and further provided that such transferee has otherwise complied with the terms and conditions of this Agreement in acquiring his interest hereunder.

         20.2. PARTITION. The General Partners agree that the Property is not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights that he may have to maintain any action for partition of the Property.

         20.3. GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by, and interpreted in accordance with the laws of the State of Florida and may applicable laws of the United States of America.

         20.4. SUCCESSORS. Except as herein otherwise specifically provided, this Agreement shall be binding upon, and inure to, the benefit of the parties and their successors and permitted assigns.

         20.5. PRONOUNS. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         20.6. CAPTIONS NOT PART OF AGREEMENT. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

         20.7. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any Person or circumstances shall be held invalid, the remainder of the Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         20.8. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         20.9. ENTIRE AGREEMENT AND AMENDMENT. This Agreement constitutes the entire Agreement between the parties. The parties hereto may amend this Agreement at any time during the term of the Partnership, but no amendment shall be effective unless it is in writing and duly executed by all of the parties hereto.

         20.10. EXHIBITS. All exhibits attached to this Agreement and referred to herein are hereby incorporated by such reference as if fully set forth herein.

         20.11. ATTORNEYS' FEES. If any Partner commences an action against any other Partner: (i) to interpret or enforce any of the terms of this Agreement; or (ii) as the result of a breach by any other Partner of any terms hereof the losing (or defaulting) Partner shall pay to the prevailing Partner all reasonable attorneys fees, costs and expenses incurred in connection with the prosecution or defense of such action only if such action is prosecuted to a final judgment in a court of law.

         20.12. FURTHER ASSURANCES. Each Partner agrees to execute and deliver any and all additional instruments and documents and do any and all acts and things as may be necessary or expedient to more fully effectuate this Agreement and carry on the business contemplated hereunder.

         20.13. EQUITABLE REMEDIES. In the event of a breach or threatened breach of this Agreement by any Partner, the remedy at law in favor of the other Partners will be inadequate and such other Partners, in addition to any and all other rights which may be available shall accordingly have the right of specific performance in the event of any breach, or injunction in the event of any threatened breach of this Agreement by any Partner.

         20.14. FORCE MAJEURE. Inability of any Partner to commence or complete its obligations (except for an obligation to contribute capital or other monetary obligation under this Agreement) hereunder by the dates herein required resulting from delays caused by strikes, picketing, acts of God, war, emergencies shortages or unavailability of materials or other causes beyond either Partner's reasonable control shall have been timely communicated to the other Partner, shall extend the period for the performance of the obligations for the period equal to the period(s) of any such delay(s).

         20.15. NO THIRD PARTY RIGHTS. The provisions of this Agreement are for the exclusive benefit of the Partnership and the Partners and no other party (including without limitation, any creditor of the Partnership or Partner) shall have any right or claim against the Partnership or any Partner by reason of those provisions or be entitled to enforce any of those provisions against the Partnership or any Partner.

         20.16. BROKERS. Each of the Partners represents and warrants that such Partner has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement that would result in the Partnership's being obligated to pay a commission or a fee to such broker or finder and indemnifies the other Partners against any claim for a commission resulting from a breach of this representation.

         20.17. SURVIVAL. All covenants, agreements, representations and warranties made herein or otherwise- made in writing by any Partner pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         20.18. RELIANCE ON EXPERTS. Whenever any Partner reasonably requires or retains the use of an expert in order to discharge a duty hereunder, such Partner's sole responsibility in connection with said duties shall be the reasonable reliance upon the advice of the experts and no Partner shall be liable on account of any duty or obligation imposed hereunder in the event of reasonable reliance upon professional advice.

         20.19. SUBMISSION TO JURISDICTION. Each of the Partners irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement shall be brought in the Courts of record of the State of Florida in Broward County or the Courts of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such Court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in Section 20.1 hereof, or in such other manner as may be provided under applicable laws or court rules.

         20.20. REMEDIES CUMULATIVE: NO WAIVER. The rights and remedies given in this Agreement and by law to a Non-defaulting Partner shall be deemed cumulative, and the exercise of one of such remedies shall not operate to bar the exercise of any other rights and remedies reserved to a Non-defaulting Partner under the Provisions of this Agreement or given to a Non-defaulting Partner by law.

         20.21. NO WAIVER. One or more waivers of the breach of any provision of this Agreement by any Partner shall not be construed as a waiver of a subsequent breach of the same or any other provision, nor shall any delay or omission by a Non-defaulting Partner to seek a remedy for any breach of this Agreement or to exercise the rights accruing to a Non-defaulting Partner by reason of such breach be deemed a waiver by a Non-defaulting Partner of its remedies and rights with respect to such breach.

         20.22. CONFIDENTIALITY. Except as required in the normal conduct of a Partner's business or by law, no Partner, without the written approval of each other Partner, during continuance of the Partnership or after its termination shall at any time during the term of this Agreement or thereafter divulge to any person not a member of the Partnership, other than its attorneys, accountants, employees, banks and professional advisers, any information concerning the business of the Partnership or the content of this Agreement or any other contract or agreement entered into by the Partnership.

         20.23. CONSTRUCTION. This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

         20.24. DISPUTE RESOLUTION. Any disputes between the Partners with respect to the performance, interpretation, validity or breach of this Agreement shall be referred to final and binding arbitration before a panel of three arbitrators ("AAA") in Palm Beach County, Florida, except as those rules conflict with the specific provisions set forth below.

                  The arbitrator shall be selected as follows: (i) BAV and Builder shall each select one arbitrator within five (5) business days after filing and service of demand from a party delivered to any other party for arbitration and shall give notice of its selection of the arbitrator to the other party and the AAA; (ii) the arbitrators selected by the parties shall select a third arbitrator within five (5) business days thereafter; (iii) if either party fails to timely select an arbitrator or the arbitrator selected by the parties cannot agree on a third arbitrator within the time specified, then the AAA shall select such arbitrator or arbitrators as necessary to comprise a panel of three arbitrators.

                  Any counterclaims shall be asserted no later than fifteen (15) days after the service of the demand for arbitration. All documents, materials and information in the possession of a party of this Agreement in any way relevant to the claims or disputes shall be made available to the other party for review and copying not later than thirty (30) days after demand for arbitration is served. To the extent that a party would be required to make confidential information available to any other party, an agreement for an order shall be entered in the proceedings protecting the confidentiality and limiting access to such information before a party is required to produce such information. Information produced by a party shall be used exclusively in the arbitration or litigation that may arise, and shall not otherwise be disclosed.

                  The arbitration hearing shall commence within sixty (60) days of the service of the demand for arbitration. The arbitrators shall render an final award within fifteen (15) days after the conclusion of the final session of the arbitration hearing.

                  Judgment upon the award rendered by the arbitrators shall be final, binding and conclusive on the parties and their respective administrators, executives, legal representations, heirs, successors and assigns. The parties hereto consent to the sole and exclusive jurisdiction of venue of the circuit or county court (as appropriate) in and for Palm Beach County, Florida (or such other court located in Palm Beach County, Florida which has subject matter jurisdiction) (hereinafter "Court"), for a purpose of confirming the arbitration award.

                  The prevailing party in any civil action, arbitration or other legal proceeding shall be entitled to reasonable attorneys' fees and court costs and expenses (including all costs and expenses of arbitration and expert witness fees) incurred, including, through any confirmation proceedings and appeals. All costs and expenses of the arbitration, including hearing and arbitration fees, shall be initially borne equally by the parties; provided, however, the prevailing party shall be entitled to recover all such costs and expenses paid by it to the other party.

                  The arbitrators shall not have the subject matter jurisdiction to determine the issues of entitlement and the amount of attorneys' fees. Such determination shall be made by the Court. Further, in no event shall a party be entitled to punitive damages or consequential damages in connection with this Agreement in any arbitration or judicial proceedings and all such parties hereby waive their right to any punitive and/or consequential damages. In the event that an arbitration panel or court concludes that the punitive and/or consequential damage waiver contained in the proceeding sentence is unenforceable, then the Court with subject matter jurisdiction over the confirmation of the award shall have the sole and exclusive jurisdiction to determine issues of entitlement of such sums to the extent not legally waivable.

         20.25. WAIVER OF TRIAL BY JURY. The Partners hereby knowingly voluntarily and intentionally waive the right any Partner may have to a trial by jury with respect to any litigation based on or arising out of, under or in connection with this Agreement and/or any document contemplated to be executed in conjunction herewith or any course of conduct, course of dealing, statements (whether verbal or written) or any actions of any other Partner.

         IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

                                    GENERAL PARTNERS

                                    ZUCKERMAN HOMES AT ANDROS ISLE, INC., a
                                    Florida corporation


                                    By:
 --------------------------            ----------------------------------------
                                    Name:
         `                               --------------------------------------
                                    Title:
---------------------------              --------------------------------------
                                    Date:
                                         --------------------------------------

                                    BANKATLANTIC VENTURE PARTNERS 3, INC., a
                                    Florida corporation


                                    By:
---------------------------            ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
---------------------------              --------------------------------------
                                    Date:
                                         --------------------------------------

                                    LIMITED PARTNER

                                    BANKATLANTIC DEVELOPMENT CORPORATION, a
                                    Florida corporation

                                    By:
---------------------------            ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
---------------------------              --------------------------------------
Date:
     ----